UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

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US FOODS HOLDING CORP.
(Name of the Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 PROXY STATEMENT

NOTICE OF ANNUAL MEETING

THURSDAY, MAY 22, 2025

8 AM (CENTRAL DAYLIGHT TIME)

OUR CULTURE

DELIVER EXCELLENCE
I do it right for my customer every time

STOP WASTE
I drive productivity through continuous improvement

YOU MATTER
I work safely, care for my co-workers and enable their success

WIN TOGETHER
I team up with the right people, in the right way, at the right time

SPEAK UP
I seek the facts, talk straight and exchange objective feedback

April 8, 2025

DEAR FELLOW STOCKHOLDERS
On behalf of the US Foods’ Board of Directors, I am pleased to invite you to attend US Foods’ 2025 Annual Meeting of Stockholders on May 22, 2025 at 8 a.m. Central Daylight Time.
As in prior years, we will host a completely virtual meeting this year, which ensures access for as many of our valued stockholders as possible. Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement.
Whether or not you plan to attend the virtual Annual Meeting, the representation of your shares and your vote are critically important. Please review this Proxy Statement and submit your vote today. You can find the instructions for voting your shares in the Proxy Statement.
On May 22, 2024, I had the privilege of being appointed Chair of the US Foods’ Board of Directors after the unexpected passing of our former Chair Robert “Bob” Dutkowsky. Bob was a steadfast leader and thought partner to our Board. On behalf of the entire Board, we are incredibly grateful for Bob’s leadership, and we will always remember him fondly as a member of our US Foods’ team. For me, stepping into this role brought an immense sense of responsibility to continue and build upon Bob’s legacy.
2024 marked the end of the Company’s prior three-year, long-range plan. I am proud of the relentless dedication of the Company’s 30,000 associates who focus on delivering best-in-class service to our customers and delivered on our on long-range plan commitments under the leadership of Chief Executive Officer Dave Flitman. In 2024, the Board continued its oversight of the Company’s growth and talent strategy, prudent allocation of capital and corporate sustainability initiatives, contributing to the Company’s robust progress and success.
In January of this year, we embarked on our new long-range plan for 2025 through 2027. I am confident that under Dave’s leadership, this new chapter will drive further progress across all four pillars of the Company’s strategy: Culture, Service, Growth and Profit.
We thank those of you who met with the Company over the past year and provided valuable feedback on broad-ranging topics such as Board refreshment and composition, including board skills and experience, sustainability reporting and disclosures, supply chain sustainability, diversity of backgrounds and experiences within our workforce, governance matters and the Company’s executive compensation program structure. These interactions helped inform the Board’s and its Committees’ agendas and priorities for the year. We are committed to continuing the dialogue with the Company’s stockholders and appreciate your engagement.
I am privileged to serve as the Chair of this great Company and I highly value your support of US Foods. On behalf of the Board and all of the Company’s associates, we are grateful for your continued trust in our Company today and in the future.
Thank you for being a US Foods stockholder.
 David. M. Tehle
 Chair of the Board

“I am proud of the relentless dedication of the Company’s 30,000 associates who drove best-in-class service to our customers and delivered on our on long-range plan commitments under the leadership of Chief Executive Officer Dave Flitman.”

April 8, 2025

DEAR FELLOW STOCKHOLDERS
Last year marked the successful completion of our 2022-2024 long-range plan, where we over delivered our 2024 Adjusted EBITDA commitment underpinned by the focused execution of our strategy. I attribute this success to our 30,000 associates who deliver excellence every day to fulfill our promise to help our customers Make It.
At US Foods, we have an exciting ambition to become the undisputed best in our industry: the safest, the fastest growing, the most profitable, leading digital and the best place to work. In 2024, we made significant strides toward our ambition by delivering against all four pillars of our strategy to drive value for our customers, associates and, you, our stockholders.
Culture: The safety of our associates remains our number one priority. In 2024, our injury and accident frequency rates improved 19% from the prior year on top of our 23% improvement in 2023. We also continued to foster a supportive culture where all our associates can grow and thrive through our robust lineup of learning and leadership development programs. Last year, our 30,000 associates participated in nearly 70,000 unique professional development opportunities and completed more than 1 million hours of training. As part of our commitment to being a responsible company, last year we donated more than $14.5 million to support hunger relief, culinary education and disaster relief efforts. Finally, as part of our commitment to sustainability, we added nearly 50 electric vehicles to our fleet.
Service: We are dedicated to providing world-class service to our customers. In 2024, we deployed Descartes, a leading routing technology, in 25 markets and that led to nearly 50% of our routed miles on the system at year end. Descartes creates a better experience for our customers by delivering their orders within a more precise time window, while enabling greater routing efficiency. Furthermore, as the digital leader in the industry, we are transforming the customer experience through continued enhancements to our MOXē® digital solutions platform that enables customers to easily place orders, manage inventory and pay their bills. We closed the year at 77% e-commerce penetration for our independent customers - an all-time high - and 87% for all customers.
Growth: In 2024, net sales grew 6.4% to $37.9 billion, driven by volume growth largely from continued market share gains in three of our most profitable customer types: independent restaurants, healthcare and hospitality. In 2024, our Serve Good® portfolio of private label products achieved record-breaking sales, surpassing $1 billion for the first time as more customers demand sustainable product options. Pronto®, our small truck delivery service, continues to grow and was live in 40 markets by year end. Pronto provides these previously untapped independent restaurant customers with smaller, more frequent deliveries and later cut-off times. In addition, we launched Pronto Penetration in six pilot markets. This service fills in non-routine delivery days for our existing independent restaurant customers. Pronto exited 2024 with approximately $730 million of annualized run-rate sales. We also completed the tuck-in acquisition of IWC Food Service, which serves the fast-growing greater Nashville area.

“At US Foods, we have an exciting ambition to become the undisputed best in our industry: the safest, the fastest growing, the most profitable, leading digital and the best place to work.”

Profit: In 2024, Gross Profit grew 6.3% to $6.5 billion, and Adjusted Gross Profit* grew 7.3% to $6.6 billion. We continued to make progress on cost of goods through our strategic vendor management efforts, realizing more than $70 million in savings last year. We remain focused on growing our private label brands, where our full year penetration was up nearly 50 basis points to 52% with core independent restaurants. As part of our ongoing goal of achieving a 3 to 5% annual productivity improvement, we made significant progress in 2024 to streamline administrative processes and costs and achieved $120 million in annualized operating expense savings.
Importantly, we remained disciplined in our capital deployment. We ended the year at 2.8 times net leverage,* within our 2 to 3 times target range. In 2024, we invested $341 million in cash capex to enable organic growth, invest in capacity and expand our technology lead. We also repurchased nearly $1 billion in shares last year.
In closing, I am pleased with the significant progress we made in 2024 toward our ambition to become the undisputed best in our industry. Now that we’ve delivered on our 2022-2024 long-range plan, I am even more excited about our new 2025-2027 long-range plan designed to deliver sustained growth and stockholder returns. Our future is bright, and our current momentum gives me confidence in achieving a 5% sales Compound Annual Growth Rate (CAGR), a 10% Adjusted EBITDA CAGR, at least 20 basis points of annual Adjusted EBITDA margin expansion and a 20% Adjusted Diluted EPS CAGR through 2027.**
I invite you to attend our virtual US Foods’ 2025 Annual Meeting of Stockholders on May 22, 2025 at 8 a.m. Central Daylight Time. Please submit your vote today – your vote matters! Meeting details and voting instructions are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
It’s an honor to have served as the CEO of this great company over the past two years and I am proud of the progress made by our dedicated associates. We have sustainable competitive advantages to outperform the market well into the future, and we will continue to drive stockholder value for many years to come.
Thank you for your continued trust and confidence in US Foods.

Sincerely,
Dave Flitman
Chief Executive Officer

* An asterisk denotes a non-GAAP measurement. All reconciliations to GAAP financial measures can be found in “Appendix A” herein.

** See Appendix A for a discussion of forward-looking non-GAAP financial measures.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 22, 2025
8:00 a.m. (Central Daylight Time)
We are pleased to provide notice of the 2025 Annual Meeting of Stockholders of US Foods Holding Corp. (including any adjournments, postponements, or continuations thereof, the “Annual Meeting”). This year’s Annual Meeting will be virtual. You will be able to attend the virtual meeting online, vote your shares electronically, and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/USFD2025.
MEETING AGENDA
As described in the 2025 proxy statement detailing the business to be conducted at the Annual Meeting (the “Proxy Statement”), the holders of our Common Stock, par value $0.01 per share (“Common Stock”), will be asked to:
1.Elect eight director nominees to our board of directors (our “Board”);
2.Approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Proxy Statement;
3.Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal year 2025;
4.Vote on a stockholder proposal described in the Proxy Statement, if properly presented at the Annual Meeting; and
5.Transact such other business that may properly come before the Annual Meeting.
RECORD DATE
Stockholders of record at the close of business on March 25, 2025, are entitled to notice of, and to vote at, the Annual Meeting.
PROXY VOTING
Your vote is important to us. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote your shares as soon as possible. Specific instructions for voting over the internet or by telephone or mail are included in the Notice. If you attend the virtual Annual Meeting and vote electronically during the meeting, your vote will replace any earlier vote.
ONLINE PROXY DELIVERY AND VOTING
As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing these proxy materials and the Company’s 2024 annual report to stockholders (the “Annual Report”) primarily via the Internet instead of mailing printed copies of those materials to each stockholder. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual Meeting, and reduces costs significantly. Beginning on or about April 8, 2025, a Notice of Internet Availability of Proxy Materials (“Notice”) was mailed to each of our stockholders of record as of March 25, 2025. The Notice contains instructions on how you can access the proxy materials and vote online. If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. As more fully described in the Notice, all stockholders may choose to access these materials online or may request printed or emailed copies.
By Order of the Board of Directors,

MARTHA HA Executive Vice President, General Counsel and Corporate Secretary
Access The Proxy Statement and Vote In One of Four Ways:

Internet Visit the website on your proxy or voting instruction form	Telephone Call the telephone number on your proxy or voting instruction card	Mail Sign, date, and return your proxy or voting instruction card in the enclosed envelope	At the Meeting Attend the virtual Annual Meeting at www.virtualshareholdermeeting.com/USFD2025
Please refer to the Notice or the information forwarded by your bank, broker, or other nominee to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 22, 2025.
The Proxy Statement and our Annual Report are available free of charge at www.virtualshareholdermeeting.com/USFD2025 and under the Annual Report and Proxy Statements tab in the Financial Information section of our Investor Relations website (https://ir.usfoods.com/financials/annual-reports-proxy-statements/default.aspx).

FORWARD-LOOKING STATEMENTS
Statements in this Proxy Statement which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions (although not all forward-looking statements may contain such words) and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: economic factors affecting consumer confidence and discretionary spending and reducing the consumption of food prepared away from home; cost inflation/deflation, rising interest rates and volatile commodity costs; competition; reliance on third party suppliers and interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; changes in consumer eating habits; cost and pricing structures; the impact of climate change measures implemented to address climate change; impairment charges for goodwill, indefinite-lived intangible assets or other long-lived assets; changes to or failure to comply with applicable governmental regulations; product recalls and product liability claims; our reputation in the industry; labor relations and increased labor costs and continued access to qualified and diverse labor; our level of indebtedness and restrictions under agreements governing our indebtedness; interest rate increases; disruption of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; risks associated with intellectual property, including potential infringement; effective integration of acquired businesses; the impact of activist stockholders; changes in tax laws and regulations and resolution of tax disputes; limitations related to our governing documents; risks to the health and safety of our associates and others; adverse judgments or settlements resulting from litigation; extreme weather conditions, natural disasters and other catastrophic events, including pandemics and the rapid spread of contagious illnesses; and management of retirement benefits and pension obligations.
For a detailed discussion of these risks, uncertainties and other factors that could cause our results to differ materially from those anticipated or expressed in any forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 28, 2024 filed with the SEC on February 13, 2025. Additional risks and uncertainties are discussed from time to time in current, quarterly, and annual reports filed by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Additionally, we operate in a highly competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible to predict all risks nor identify all uncertainties. The forward-looking statements contained in this Proxy Statement speak only as of the date of this Proxy Statement and are based on information and estimates available to us at this time. We undertake no obligation to update or revise any forward-looking statements, except as may be required by law.
WEBSITES
Links to websites included in this Proxy Statement are provided solely for convenience. Information contained on websites, including on our website, is not, and will not be deemed to be, a part of this Proxy Statement or incorporated by reference into any of our other filings with the SEC.

ABOUT US FOODS
US FOODS AT A GLANCE(1)
With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With more than 70 broadline locations and more than 90 cash and carry stores, US Foods and its 30,000 associates provides its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

74	93	$37.9B	6,500+
Distribution Facilities	CHEF’STORE® Locations	Net Sales	Trucks in Our Fleet

~4,000	~30,000	~250,000	$958M
Sales Associates	Associates	Customer Locations	Share Repurchases in 2024

FISCAL YEAR 2024 PERFORMANCE HIGHLIGHTS(2)

Delivered Net Sales of $37.9 billion, up 6.4%	Grew total case volume 4.2%; independent case volume 4.4%	Increased Gross Profit 6.3% to $6.5 billion	Delivered Net Income of $494 million	Grew Adjusted EBITDA* 11.7% to $1.74 billion	Expanded Adjusted EBITDA Margin* 22 Basis Points to 4.6%
WHERE YOU CAN LEARN MORE

LEARN MORE ABOUT US
You can learn more about US Foods, by visiting our website at www.usfoods.com or by viewing our social media content on the platforms noted below.

@usfoods	us_foods	US Foods	US Foods

(1)Information provided above is as of fiscal year end 2024.
(2)An asterisk denotes a non-GAAP measure. For more information, including reconciliations of our non-GAAP measures to the comparable GAAP measures, see Appendix A to this Proxy Statement. All percentages noted above are increases over fiscal year 2023.

PROXY SUMMARY
INFORMATION ABOUT THE ANNUAL MEETING
This Proxy Statement and accompanying proxy card was first sent to stockholders on April 8, 2025. It is furnished in connection with the solicitation of proxies by the Board of Directors of US Foods Holding Corp. to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.
You have received these proxy materials because the Board is soliciting your proxy to vote your shares during the Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider in deciding how to vote your shares, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Time and Date:	8:00 a.m. (Central Daylight Time) on Thursday, May 22, 2025
Location:	Virtual Meeting (www.virtualshareholdermeeting.com/USFD2025)
Record Date:	The close of business on March 25, 2025 (the “Record Date”)
MATTERS TO BE VOTED UPON
At the Annual Meeting, the holders of our Common Stock, par value $0.01 per share (“Common Stock”), will be asked to vote upon the following matters:

	Board Recommendation	Page

Proposal 1 – Election of eight director nominees	“FOR” EACH OF OUR BOARD NOMINEES	8

Proposal 2 – Advisory approval of the compensation paid to our named executive officers, as disclosed in the Proxy Statement	“FOR”	31

Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025	“FOR”	64

Proposal 4 – Stockholder proposal to adopt a right to call a special stockholder meeting at a 15% aggregate ownership threshold	NO RECOMMENDATION	66

STOCKHOLDERS ENTITLED TO VOTE
Stockholders entitled to vote at the Annual Meeting are those who owned Common Stock at the close of business on the Record Date. As of the Record Date, there were 230,517,399 shares of Common Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	1

PROXY SUMMARY
DIRECTOR NOMINEES
The following table provides summary information about our eight director nominees. All of the Company’s nominees are independent in accordance with applicable New York Stock Exchange (“NYSE”) listing standards, other than David E. Flitman, the Company’s Chief Executive Officer. In addition, all other directors who served during all or part of fiscal year 2024, were also determined to be independent in accordance with the NYSE listing standards. All current members of the Board (except for Mr. Gupta) are standing for election for a one-year term, expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal.

Name	Age	Director Since	Independent(1)	Compliance with Stock Ownership Guidelines(2)

Cheryl A. Bachelder Former Chief Executive Officer of Popeyes Louisiana Kitchen, Inc. and Interim CEO of Pier 1 Imports	68	2018	✓	✓
David W. Bullock Former Chief Financial Officer of Pinnacle Agriculture Holdings	60	2025	✓	✓
David E. Flitman Chief Executive Officer of US Foods	60	2023		✓
Marla Gottschalk Former Chief Executive Officer of The Pampered Chef, Ltd.	64	2022	✓	✓
Carl Andrew Pforzheimer Former Co-Chief Executive Officer of Tastemaker Acquisition Corporation	63	2017	✓	✓
Quentin Roach Senior Vice President and Chief Procurement Officer at Estée Lauder Companies Inc.	58	2022	✓	✓
David M. Tehle Former Executive Vice President and Chief Financial Officer of Dollar General Corporation	68	2016	✓	✓
Ann E. Ziegler Former Senior Vice President and Chief Financial Officer of CDW Corporation	66	2018	✓	✓
(1)All directors are independent in accordance with the standards of the NYSE, except for Mr. Flitman, our CEO.
(2)All directors were in compliance with (or were on track to be in compliance with) the Company’s stock ownership guidelines.

2	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROXY SUMMARY
CORPORATE GOVERNANCE HIGHLIGHTS
The Company has a long-standing commitment to strong corporate governance, which promotes the long-term interests of our stockholders, strengthens Board and management accountability, and helps build trust in the Company. The Board has adopted policies and processes that foster effective Board and Committee oversight of critical matters including strategy, enterprise risk management, financial and other controls, cybersecurity and data security, compliance and ethics, corporate sustainability, Board diversity and refreshment, and management succession planning. The Board and its Committees regularly review the Company’s corporate governance documents, policies, and processes in the context of current governance trends, recognized best practices, and legal and regulatory changes. The following sections provide an overview of our corporate governance structure, policies, and processes, including key aspects of our Board’s and its Committees’ operations.

Independence	✓	Independent, non-executive Chair of the Board with robust duties
	✓	All director nominees other than our CEO are independent
	✓	Our independent directors meet in executive session on a regular basis without our CEO or other members of management present
	✓	Fully independent Board Committees
Accountability	✓	Annual election of all directors
	✓	Majority vote standard in uncontested director elections
	✓	One class of voting stock with equal voting rights
Evaluation and Effectiveness	✓	Annual Board and Committee self-evaluation process
	✓	Individual Director assessments
Diversity, Composition and Refreshment	✓	13% of director nominees are persons of color and 38% of director nominees are female
	✓	75% of Board Committees chaired by directors are female
	✓	Balance of new and experienced directors, with an average tenure of five years for director nominees
Active Oversight and Engagement	✓	Robust oversight of risks related to the Company’s business, including comprehensive and strategic approach to enterprise risk management
	✓	Audit Committee oversight of cybersecurity matters
	✓	Nominating and Corporate Governance Committee oversight of corporate sustainability
	✓	Compensation and Human Capital Committee oversight of diversity and inclusion
Alignment with Stockholder Interests	✓	No stockholder rights plan (poison pill)
	✓	Executive officer and independent director stock ownership requirements
	✓	Double-trigger cash severance
Compensation Policies	✓	Dodd-Frank compliant clawback policy
	✓	Anti-hedging policy
	✓	Annual say-on-pay advisory votes
Commitment to Stockholder Rights and Robust Stockholder Engagement	✓	Stockholders can amend charter or bylaws by a majority vote
	✓	Proactive year-round engagement with stockholders
	✓	Incorporation of stockholder input informs our Board and Committee agendas, as well as our strategies and programs

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	3

PROXY SUMMARY
BOARD COMPOSITION
US Foods is proactive in seeking to ensure that its Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives while at the same time seeking to ensure that the Board is comprised of directors who have broad and diverse backgrounds, perspectives and experiences. The Board believes a diverse Board is best able to effectively oversee our management and strategy and position US Foods to deliver long-term value for our stockholders. The Board actively seeks highly qualified individuals with varying professional backgrounds and other differentiating personal characteristics who combine a broad spectrum of experience and expertise with a reputation for integrity and believes that maintaining a diverse membership enhances the Board’s discussions and enables the Board to better represent all of the Company’s constituents. We believe the current composition of our director nominees, illustrated below, reflects a directorship with differentiated professional backgrounds, who combine a broad spectrum of experience and expertise with a reputation for integrity. We believe our director nominees have the right mix of expertise to provide the Company with effective oversight.

INDEPENDENCE

AGE	BALANCED DIRECTOR TENURE
Note: The above statistics assume all director nominees are elected at the Annual Meeting.
COMMITMENT TO BOARD REFRESHMENT
Our Board is committed to regularly refreshing its composition to align Board skills and expertise with the changing needs of the Company and the Board and regularly considers fresh viewpoints and perspectives. The Board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time and, therefore, a significant degree of continuity year-over-year should be expected. As part of this commitment, four of our current nine directors joined the Board in the last three years, including Mr. Bullock, who was appointed in January 2025.

4	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROXY SUMMARY
QUALIFICATIONS AND RELEVANT EXPERIENCE
The Board is comprised of individuals with expertise in key areas relevant to US Foods. Each director nominee was nominated based on the unique experience, qualifications, and skills that he or she brings to the Board. This blend of diverse backgrounds provides the Board with the benefit of a broad array of perspectives. The table below highlights some of the experience and skills (as described below) embodied by our director nominees. If an individual is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in such area.

Director	Bachelder	Bullock	Flitman	Gottschalk	Pforzheimer	Roach	Tehle	Ziegler

Committee Membership[1]

Audit Committee				●	●	●
Compensation and Human Capital Committee	●					●	●
Executive Committee	●			●			●	●
Nominating and Corporate Governance Committee		●		●				●
Knowledge, Skills, and Experience

Food Industry	✓		✓	✓	✓	✓	✓	✓
Supply Chain and Logistics		✓	✓			✓
CEO Leadership	✓		✓	✓	✓
Sustainability and Corporate Responsibility			✓		✓	✓		✓
Accounting/Finance	✓	✓	✓	«	✓	✓	✓	✓
Risk Management	✓	✓	✓	✓		✓		✓
Technology		✓	✓	✓	✓		✓	✓
Marketing and Strategy	✓		✓	✓		✓		✓
Human Capital Management	✓	✓	✓	✓	✓	✓		✓
Governance	✓	✓	✓	✓	✓	✓	✓	✓
Other Public Company Board(s)	✓	✓	✓	✓	✓		✓	✓
« = director designated as an audit committee “financial expert”
(1)Committee membership assumes all director nominees are elected at the Annual Meeting. Mr. Gupta, who currently serves on the Nominating and Corporate Governance Committee is not included in the above table as he is not standing for re-election at the Annual Meeting.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	5

PROXY SUMMARY

WHAT THESE SKILLS BRING TO US FOODS:

Food Industry	Experience in the food industry provides the Board with an enhanced understanding of the industry which is highly important to strategic planning and risk oversight of our business and operations.

Supply Chain and Logistics	Experience in supply chain management and logistics provides the Board with an enhanced understanding of a crucial aspect of the Company’s operations and is important to overseeing risk in our supply chain and operations.

CEO Leadership	CEO leadership experience brings different perspectives into the boardroom and is important for monitoring strategy, developing a high-performing executive leadership team, and capital allocation.

Sustainability and Corporate Responsibility	Sustainability and corporate responsibility experience is important for monitoring the environmental and corporate sustainability issues that are relevant to our Company, the sustainability of the communities in which we operate, and our related strategies and priorities.

Accounting/ Finance	Accounting and finance experience is important in overseeing our financial reporting, internal controls, and capital allocation, which are critical to our success.

Risk Management	Experience in risk management is critical in overseeing the risks we face today and anticipating emerging risks that could impact us in the future.

Technology (including Cybersecurity)	Experience in technology is important to assess the tools we utilize to support our business infrastructure, supply chain and customer service, and also to oversee cybersecurity and information security risks.

Marketing and Strategy	Marketing and strategy experience is important in understanding our growth strategy and customer-centric focus.

Human Capital Management
Human capital management experience is important for a large workforce like ours to assess compensation practices, diversity mix, talent, training programs, and corporate culture which we depend upon to attract and retain key personnel, to maintain good relationships with our associates, including the unions that represent some of our associates, and to motivate our associates to perform and create long-term stockholder value.

Governance
Directors with corporate governance experience provide support for the Board to facilitate key decision making in an evolving landscape, deliver oversight in Board structure and formalities, and assist in management accountability, transparency, and promotion of stockholders’ interests.

Public Company Board Experience
Public company board experience provides a director with a solid understanding of the extensive and complex oversight responsibilities of public company boards and furthers the goals of greater transparency, accountability and protection of stockholders’ interests.

6	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROXY SUMMARY
EXECUTIVE COMPENSATION HIGHLIGHTS
After reviewing market trends, evaluating our Say-on-Pay vote results, and receiving feedback from stockholders, the Compensation and Human Capital Committee determined that our fiscal year 2024 annual and long-term incentive plans should follow a similar structure to our fiscal year 2023 compensation design. The fiscal year 2024 plan design emphasized our strategic and operational priorities and focused the Company and its management team on critical drivers of the Company’s future success.

2024 Base Salary Highlights. No annual salary increases were provided to our named executive officers in fiscal year 2024, other than Mr. Hancock. Mr. Hancock received an increase in base salary of 4.3% based on benchmarking.
2024 Long-Term Equity Incentive Plan (“LTIP”) Highlights. Our 2024 LTIP equity grants consisted of a mix of time-based restricted stock units (“RSUs”) (50%) and performance-based RSUs (“PRSUs”) (50%). The 2024 PRSUs are subject to performance goals related to Adjusted EBITDA growth rate (70%) and Return on Invested Capital (“ROIC”) (30%). These performance metrics are directly linked to our long-term growth strategy, which we believe will drive stockholder value. The 2024 PRSUs for the 2024-2026 performance period include Adjusted EBITDA and ROIC growth targets established for each year in the three-year performance period (2024, 2025, and 2026) which are established at the beginning of the three-year performance period. The ultimate vesting and payout at the end of the 2024-2026 performance period will be determined by a simple average of each year’s payout percentages.

2024 Annual Incentive Plan (“AIP”) Highlights. In fiscal year 2024, our AIP performance goals were designed to highlight the Company’s goal of continued top line growth and cost control, while also emphasizing operational improvements and share growth that would be critical to the achievement of our long-range plan. Specifically, while maintaining the existing metrics of Adjusted EBITDA and the metric improvement to our distribution cost per case, calculated based on the Company’s variable and fixed costs excluding fuel (“Distribution Cost Per Case”), the Compensation and Human Capital Committee added a new metric regarding the Company’s share among independent restaurant customers (“IND Market Share”) and a modifier based on safety performance. The structure of our fiscal year 2024 AIP utilized the following performance metrics - Adjusted EBITDA (70%), Distribution Cost Per Case (15%) and IND Market Share (15%) – and includes a +/- 10% modifier based on the Company’s safety improvement.

IMPORTANT DATES FOR 2026 ANNUAL MEETING

Deadline to include stockholder proposals in our Proxy Statement	Period to submit stockholder proposals not included in our Proxy Statement	Period for stockholders to nominate director candidates for election
On or before December 9, 2025	Between January 22, 2026 and February 21, 2026	Between January 22, 2026 and February 21, 2026

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	7

PROPOSAL 1
ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of the Board. The Board is currently comprised of nine directors, eight of whom are independent under the corporate governance standards of the NYSE. All of our directors are subject to annual election.
Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated eight individuals to serve for one-year terms until the 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified (or their earlier death, resignation or removal) and determined to reduce the size of the Board to eight at the time of the Annual Meeting.
The Board recommends that you vote “for” each of the following eight nominees: Cheryl A. Bachelder, David W. Bullock, David E. Flitman, Marla Gottschalk, Carl Andrew Pforzheimer, Quentin Roach, David M. Tehle, and Ann E. Ziegler

The Board of Directors Unanimously Recommends a VOTE “FOR” Each of the Board’s Director Nominees

SKILLS AND EXPERIENCE
US Foods is proactive in seeking to ensure that its Board possesses, in the aggregate, the strategic, operational and financial skills and experience necessary to fulfill its duties and seek to ensure that the Board is composed of directors who have broad and diverse backgrounds, perspectives and experiences. Our Corporate Governance Guidelines provide that individuals will be considered for nomination to the Board based on the entirety of their skills, experiences and perspectives, including their business and professional expertise, judgment, background, and such other relevant characteristics as the Board deems is necessary or appropriate. For clarity, the Board is committed to including highly qualified women and individuals from underrepresented groups as well as candidates with diverse or non-traditional backgrounds, skills and experiences as part of the director search process. The Board believes that such a Board is best able to effectively oversee management, the strategy and help to position US Foods to deliver long-term value for our stockholders. Additionally, with the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews board composition. We believe the current composition of the Board reflects a directorship with differentiated professional backgrounds and personal characteristics, who combine a broad spectrum of experience and expertise with a reputation for integrity.
Our Board is currently composed of current and former chief executive officers, former chief financial officers, a current chief procurement officer and experienced public company directors. As part of the Board’s commitment to refreshment, four of our nine current directors were appointed in the last three years, including Mr. Bullock, who was appointed in January 2025.
Director candidates are required to demonstrate a reputation for integrity, strong values, discipline, high ethical standards, a commitment to full engagement and participation on the Board and its Committees, and relevant experience, along with other skills and characteristics that meet the current needs of the Board, which can change from time to time. In selecting directors to our Board, the Nominating and Corporate Governance Committee and the Board consider whether candidates meet applicable independence standards where appropriate and evaluate any potential conflicts of interest with respect to each candidate.
Each nominee has consented to stand for election, and the Board does not anticipate that any nominee will be unavailable to serve. If a director nominee should become unavailable to serve at the time of the Annual Meeting, shares of Common Stock represented by proxy may be voted for the election of a substitute nominee to be designated by the Board. Alternatively, in lieu of designating a substitute, the Board may reduce the size of the Board accordingly.

8	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROPOSAL 1
BACKGROUND AND EXPERIENCE OF DIRECTORS
The professional background and experience of each of the Company’s director nominees is provided below. We believe that our director nominees collectively provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Eight nominees for election as directors with a term expiring at the 2026 Annual Meeting, to be elected by the holders of our Common Stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING EIGHT DIRECTOR NOMINEES.

Cheryl A. Bachelder		David W. Bullock

INDEPENDENT		INDEPENDENT

Age: 68 Director since: 2018 Committees: ● Compensation and Human Capital (Chair) ● Executive	Other Current Public Company Directorships: None Past Public Company Directorships: Pier 1 Imports, Inc.	Age: 60 Director since: 2025 Committees: Nominating and Corporate Governance	Other Current Public Company Directorships: None Past Public Company Directorships: BMC Stock Holdings (Chairman) Builders FirstSource, Inc.

Ms. Bachelder is the retired Chief Executive Officer of Popeyes Louisiana Kitchen, Inc., a multinational restaurant operator and franchisor, serving in this role from October 2007 to March 2017. While serving on the board of directors of Pier 1 Imports, Inc., she served as Interim Chief Executive Officer of Pier 1 Imports, Inc., a home furnishings and decor retailer, from December 2018 to November 2019. Pier 1 Imports filed for Chapter 11 bankruptcy in February 2020. Prior to her role with Popeyes, Ms. Bachelder served as President and Chief Concept Officer of KFC restaurants, a division of Yum! Brands, Inc. Ms. Bachelder’s earlier career included brand leadership roles at Domino’s Pizza, RJR Nabisco, Gillette, and Procter & Gamble. Ms. Bachelder currently serves on the board of directors, as Lead Director, of Chick-fil-A, Inc., a family-owned and privately held restaurant chain.

Mr. Bullock is the former Chief Financial Officer of Pinnacle Agriculture Holdings LLC, an agricultural retail and wholesale distribution business, serving in the role from 2015 until his retirement in 2017. Mr. Bullock served as Chairman of the Board of Directors of BMC Stock Holdings from 2015 until May 2020 and then as a director until its January 2021 merger with Builders FirstSource, Inc., where he continued as a director until May 2022. Prior to that, he served as Chief Financial Officer of Graham Packaging Company Inc., a publicly-traded, global manufacturer of rigid plastics containers, from 2009 until the sale of the company in 2011. Mr. Bullock served as Chief Operating Officer, Executive Vice President, and Chief Financial Officer of UAP Holding Corporation, a publicly-traded distributor of agricultural-related products, from 2002 to 2008. Prior to this, he held various financial positions with FMC Corporation, Air Products and Chemicals Inc., and Westinghouse Electric. Currently, Mr. Bullock serves on the board of Verdesian Life Sciences, a privately-held company, and the boards of the non-profit organizations of Faith Alive USA Inc. and Mustangs 4 Military. Mr. Bullock holds a B.S. in Electrical Engineering from Lehigh University and an M.B.A. from Cornell University.

Skills and Qualifications:
■Ms. Bachelder is an accomplished executive, with extensive experience in the food industry and a track record of creating strong brand value.
■Her expertise provides valuable insights as US Foods executes its strategy.
■She is an experienced public company director, with expertise in human capital management, including oversight of executive compensation.

Skills and Qualifications:
■Mr. Bullock has substantial senior executive leadership experience.
■He is an experienced public company director, with expertise in risk management and human capital management expertise to the Board, including oversight of incentive compensation.
■Mr. Bullock provides our Board with insight into the agricultural industry.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	9

PROPOSAL 1

David E. Flitman		Marla Gottschalk

INDEPENDENT

Age: 60 Director since: 2023 Committees: None	Other Current Public Company Directorships: None Past Public Company Directorships: Veritiv Corporation Builders FirstSource, Inc. BMC Stock Holdings, Inc.	Age: 64 Director since: 2022 Committees: ● Audit (Chair) ● Nominating and Corporate Governance ● Executive	Other Current Public Company Directorships: Reynolds Consumer Products Inc. UL Solutions, Inc. Past Public Company Directorships: Big Lots, Inc. Potbelly Corporation

Mr. Flitman has served as the Chief Executive Officer since January 2023. Prior to joining US Foods, Mr. Flitman was President and Chief Executive Officer of Builders FirstSource, the largest U.S. supplier of building products, prefabricated components, and value-added services with annual revenues of approximately $20 billion, serving from April 2021 to November 2022. Mr. Flitman also served as President and Chief Executive Officer of BMC Stock Holdings, from September 2018 until the merger of the two companies. Prior to BMC, Mr. Flitman served as Executive Vice President of Performance Food Group Company, a family of leading foodservice distributors, and President and Chief Executive Officer of its Performance Foodservice division from January 2015 to September 2018. Prior to Performance Food Group, Mr. Flitman served as Chief Operating Officer and President, USA and Mexico of Univar Corporation, a global chemical distributor, from January 2014 to December 2014 after joining Univar in December 2012 as President USA with additional responsibility for Univar’s Global Supply Chain & Export Services teams. He had also served as Executive Vice President and President, Water and Process Services at Ecolab Inc., the global leader in water, hygiene and energy technologies and services, from November 2011 to September 2012, and previously as Senior Executive Vice President of Nalco Holding Company from August 2008 until it was acquired by Ecolab in November 2011. From February 2005 to July 2008, Mr. Flitman served as President of Allegheny Power System, an electric utility that served customers in Pennsylvania, West Virginia, Virginia, and Maryland. Prior to this, Mr. Flitman had nearly 20 years in operational, commercial, and global business leadership positions at DuPont, a science and technology-based company.

Ms. Gottschalk is the former Chief Executive Officer of The Pampered Chef Ltd., the premiere direct seller of high-quality kitchen and entertaining products, serving in the role from 2006 to 2013; and as President and Chief Operating Officer from 2003 to 2006. Prior to The Pampered Chef, Ms. Gottschalk served in a variety of senior roles at Kraft Foods, one of the largest global food and beverage companies, including as Executive Vice President and General Manager of the Post Cereal division, Senior Vice President of Financial Planning and Investor Relations, and Vice President of Marketing and Strategy of the Kraft Cheese Division. Ms. Gottschalk currently serves as a member of the board of directors and Chair of Nominating and Governance committee for UL Solutions Inc., a global leader in applied safety science delivering testing, inspection, certification and software services, and as a member of the board of directors and Chair of the Audit Committee of Reynolds Consumer Products Inc.

Skills and Qualifications:
■As an experienced public company CEO, Mr. Flitman brings a wealth of global business leadership experience, executive management skills and extensive commercial distribution experience across multiple industries, including food distribution.
■Mr. Flitman has a proven track record of driving operational excellence, profitable growth, stockholder returns and a people-centric, high-performing culture.

Skills and Qualifications:
■Ms. Gottschalk is an accomplished executive with more than 25 years of experience in Consumer Products.
■Ms. Gottschalk is a Certified Public Accountant and is designated as a financial expert (for Audit Committee purposes).
■Ms. Gottschalk is an experienced public company director.

10	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROPOSAL 1

Carl Andrew Pforzheimer		Quentin Roach

INDEPENDENT		INDEPENDENT

Age: 63 Director since: 2017 Committees: Audit	Other Current Public Company Directorships: None Past Public Company Directorships: Tastemaker Acquisition Corp	Age: 58 Director since: 2022 Committees: ● Audit ● Compensation and Human Capital	Other Current Public Company Directorships: None Past Public Company Directorships: None

Mr. Pforzheimer is a lecturer at Harvard Business School, where he teaches a course on the restaurant industry. Prior to that, Mr. Pforzheimer was the co-Chief Executive Officer of Tastemaker Acquisition Corp., a special-purpose corporation formed to make investments in the restaurant and hospitality industry. Previously, Mr. Pforzheimer founded Barteca Holdings, LLC, a multi-location restaurant group, where he served as Chief Executive Officer from 1995 until August 2016. Mr. Pforzheimer previously served on the board of directors of Tastemaker Acquisition Corp. from August 2020 until June 2023, and previously served as Chairman of the Board of Directors of Barteca from March 2012 until 2018. Mr. Pforzheimer currently serves, and has served, on the boards of directors of several private restaurant companies throughout the United States; and several restaurant technology companies, including as Lead Director at Wisely, Inc., a restaurant technology company serving fast casual and full service restaurant chains across the country, until its acquisition by Olo Inc., a leading on-demand commerce platform, at the end of 2021. Mr. Pforzheimer is a member of the Education Policy Committee of the Culinary Institute of America and has also served on the board of directors of the Connecticut Restaurant Association.

Mr. Roach is the Senior Vice President and Chief Procurement Officer at the Estée Lauder Companies, Inc., a leading prestige beauty company with a worldwide reputation for elegance, luxury and superior quality, working across the Global Value Chain (Supply Chain Management and Research and Development) and leading luxury brands to deliver innovation, customer enthusiasm and sustainable value-creation. Previously, Mr. Roach served as Senior Vice President and Chief Procurement Officer at Mondelēz International, Inc., an American multinational confectionery, food, holding, and beverage and snack food company, from 2020-2022, overseeing company-wide expenditures, working capital management, risk mitigation processes, supply chain ESG initiatives, supplier performance management and innovation improvements. Prior to that, he was the Chief Procurement Officer and Senior Vice President of Global Supplier Management and Workplace Enterprise Services at Merck & Co., Inc., a publicly traded pharmaceutical company, serving in the role from 2016-2020, and various other leadership roles at Merck & Co., from 2011-2016. From 2008 to 2011 he was the Senior Vice President and Chief Procurement Officer at Bristol Myers Squibb, a publicly traded pharmaceutical company. From 2002 to 2008, Mr. Roach served in positions of increasing responsibility, including those related to supply chain management, at Bausch & Lomb, Strong Health, Delphi Corporation and General Motors Corporation.

Skills and Qualifications:
■Mr. Pforzheimer is a successful restaurateur with significant food industry leadership and customer service experience, providing the Board with unique insights into the restaurant and hospitality industries.
■He has substantive experience in sustainability, risk management and human capital management and provides the Board with valuable perspectives in these areas and others based on his executive leadership experience with independent restaurants.
■Mr. Pforzheimer provides our Board with unique insights into the restaurant and hospitality industries.

Skills and Qualifications:
■Mr. Roach has substantial executive leadership experience across a number of industries and sectors.
■He has deep expertise in supplier relationship management, sourcing strategies and material procurement.
■Mr. Roach has extensive knowledge of risk management and business planning to improve organizational growth prospects.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	11

PROPOSAL 1

David M. Tehle		Ann E. Ziegler

INDEPENDENT		INDEPENDENT

Age: 68 Director since: 2016 Committees: ● Compensation and Human Capital ● Executive (Chair)	Other Current Public Company Directorships: None Past Public Company Directorships: Genesco Inc. Jack in the Box Inc. National Vision Holdings, Inc.	Age: 66 Director since: 2018 Committees: ● Nominating and Corporate Governance (Chair) ● Executive	Other Current Public Company Directorships: Reynolds Consumer Products Inc. Wolters Kluwer N.V. Past Public Company Directorships: Groupon, Inc. Hanesbrands Inc.

Mr. Tehle is the retired Executive Vice President and Chief Financial Officer of Dollar General Corporation, a publicly traded retailer, serving in the role from 2004 to 2015. Prior to Dollar General, Mr. Tehle was Chief Financial Officer of Haggar Corporation from 1997 to 2004 and held finance positions at several companies, including Ryder System, Inc., a transportation and logistics company, and Texas Instruments Incorporated, a semiconductor design and manufacturing company. Mr. Tehle previously served on the boards of directors of National Vision Holdings, Inc., a publicly traded optical retail company (from 2017-2024); Genesco, Inc., a publicly traded footwear-focused specialty retail company (from 2016-2019), and Jack in the Box, Inc. (from 2004-2024), a publicly traded quick service burger chain.

Ms. Ziegler is the former Senior Vice President and Chief Financial Officer of CDW Corporation, a technology solutions provider, serving in the role from 2008 to 2017. From 2005 until 2008, Ms. Ziegler served as Senior Vice President, Administration and Chief Financial Officer of Sara Lee Food and Beverage, a division of Sara Lee Corporation, a global consumer goods company. From 2003 until 2005, Ms. Ziegler served as Chief Financial Officer of Sara Lee Bakery Group. From 2000 until 2003, Ms. Ziegler served as Senior Vice President, Corporate Development of Sara Lee. Prior to joining Sara Lee, Ms. Ziegler was a corporate attorney at the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Ziegler has served on the boards of directors of Reynolds Consumer Products Inc., a leading provider of household products and publicly traded company, since 2020, as well as the Supervisory Board of Wolters Kluwer N.V., a global provider of information software and services, since 2017. Ms. Ziegler also serves on the Board of Governors of the Smart Museum of Art of the University of Chicago. Ms. Ziegler previously served on the board of directors of Groupon, Inc., a publicly traded local marketplace company (from 2014 to 2020), and Hanesbrands, Inc., a publicly traded apparel company (from 2008 to 2023).

Skills and Qualifications:
■Mr. Tehle has extensive knowledge of financial reporting, internal controls and procedures, and risk management.
■He brings significant public company experience to the Board in addition to significant experience as chief financial officer of a public company. Mr. Tehle is designated as a financial expert (for Audit Committee purposes).

Skills and Qualifications:
■Ms. Ziegler brings significant executive leadership experience in the food and technology industries.
■She has extensive knowledge of financial reporting, internal controls and procedures, risk management, corporate governance, and mergers and acquisitions.
■She brings significant public company experience to the Board, in addition to significant experience as a chief financial officer of a public company.

12	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROPOSAL 1

DIRECTORS NOT CONTINUING

Sunil Gupta

INDEPENDENT

Age: 65 Director since: 2018 Committees: Nominating and Corporate Governance	Other Current Public Company Directorships: None Past Public Company Directorships: None

Prof. Gupta is the Edward W. Carter Professor of Business Administration at Harvard Business School, serving in the role since 2007. Prof. Gupta currently serves as Co-Chair of the Driving Digital Strategy executive program at Harvard Business School, serving in the role since 2013. Prof. Gupta previously served as the Chair of the General Management Program for senior executives at Harvard Business School from 2013 to 2019 and, prior to that, served as the Chair of Harvard Business School’s Marketing Department from 2008 to 2013. Before joining Harvard Business School, Prof. Gupta held a number of positions at Columbia University’s Graduate School of Business, including serving as the Meyer Feldberg Professor of Business from 2000 to 2006.

Skills and Qualifications:
■Prof. Gupta has over 30 years of research, teaching, and consulting experience in marketing and strategy, including over 10 years in digital marketing, and brings expertise in finance and risk assessment to the Board.
■He has a Ph.D. in Marketing from Columbia University.
■Prof. Gupta’s current research is in the area of digital technology and its impact on consumer behavior and firm strategy.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	13

PROPOSAL 1
DIRECTOR NOMINATING PROCESS
The Nominating and Corporate Governance Committee recommends candidates to the Board it believes are qualified and suitable to become members of the Board. The Nominating and Corporate Governance Committee also considers the performance of incumbent directors in determining whether to recommend them for re-election. Recommendations may be received by the Nominating and Corporate Governance Committee from various sources, including current and former directors, a search firm retained by the Nominating and Corporate Governance Committee, stockholders, Company executives, and candidates themselves.
In the case of a vacancy on the Board, including a vacancy created by an increase in the size of the Board, the Nominating and Corporate Governance Committee may recommend to the Board an individual to fill the vacancy.
In January 2025, following a robust recruitment process led by the Nominating and Corporate Governance Committee, the Board appointed Mr. Bullock as a director. Mr. Bullock met with all members of the Nominating and Corporate Governance Committee and the Chair of the Board and was unanimously recommended for appointment.
STOCKHOLDER NOMINATIONS
Stockholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee should write to the address provided in the section entitled “Communications with Our Directors” on page 23. Stockholders may also nominate directors for election to the Board as described in the section entitled “Stockholder Proposals for the 2026 Annual Meeting” on page 77. All submissions should comply with the requirements set forth in our Bylaws and applicable law.
The Nominating and Corporate Governance Committee does not have a separate, formal policy on the consideration of director candidates recommended by stockholders. The Board believes that it is more appropriate to provide the Nominating and Corporate Governance Committee flexibility in evaluating stockholder recommendations. In the event that a director nominee is recommended by a stockholder, the Nominating and Corporate Governance Committee will give due consideration to the director nominee and will use the same criteria used for evaluating individuals nominated by the Board, in addition to considering the information relating to the director nominee provided by the stockholder.

14	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
OUR CORPORATE GOVERNANCE PRINCIPLES
The Board believes that a commitment to strong corporate governance standards is an essential element of enhancing long-term stockholder value in a sustainable manner. The Board believes that its commitment to good governance is demonstrated in part by the continuous implementation of best governance practices, as highlighted on page 3, that the Board believes are in the best interests of our Company and stockholders.
The Board has adopted policies and processes that foster effective Board and Committee oversight of critical matters including strategy, enterprise risk management, financial and other controls, cybersecurity and data security, compliance and ethics, corporate sustainability, Board diversity and refreshment, and management succession planning. The Board and its Committees regularly review the Company’s governance documents, policies and processes in the context of current governance trends, recognized best practices, and legal and regulatory changes.
STRONG TRACK RECORD OF REGULAR GOVERNANCE ENHANCEMENTS
Since our initial public offering in 2016, the Company and its Board have demonstrated a commitment to the continuous implementation of best governance practices through the following governance enhancements. The Board continually re-evaluates its corporate governance practices against peers, and maintains a stockholder engagement program so that management and the Board can better understand stockholder perspectives on an array of topics, including corporate governance.

Regular enhancements demonstrate the Board’s commitment to the continuous implementation of corporate governance best practices

2024	✓	Refreshed two of our four board committee chairs

	✓	Rotated membership of Nominating and Corporate Governance, Audit and Executive Committees

2023	✓	KKR exit transaction resulted in the elimination of multiple classes of stock through cancellation of Series A Preferred Stock

	✓	KKR exit transaction resulted in the restoration of the right of common stockholders to elect all directors

2022	✓	Separated Chair / CEO roles

	✓	Declassified the Board so that each director is elected annually

	✓	Refreshed three of four committee chairs and rotated Committee assignments

	✓	Expanded Compensation and Human Capital Committee charter to capture its human capital oversight responsibilities

IPO through 2021	✓	Expanded Nominating and Corporate Governance Committee Charter to reflect oversight of corporate sustainability strategies

	✓	Added directors and refreshed membership of Audit, Nominating and Corporate Governance, and Compensation and Human Capital Committees

	✓	Removed supermajority vote standard to remove directors and amend Charter and Bylaws

	✓	Adopted majority vote standard in uncontested director elections with director resignation policy

	✓	Appointed Lead Independent Director

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	15

CORPORATE GOVERNANCE
SEPARATE CEO AND NON-EXECUTIVE CHAIR ROLES
The Board believes the current leadership structure of a non-executive Chair of the Board and a separate CEO best serves the Company and its stockholders. This leadership structure facilitates robust communications between management and the Board and provides effective oversight by independent directors.
Our Corporate Governance Guidelines provide that if the Chair is not independent, the independent directors will elect an independent director to serve as Lead Director.

David E. Flitman	David M. Tehle

As Chief Executive Officer, Mr. Flitman:
■Determines the strategic direction for the Company
■Leads the development of the Company’s short- and long-term plans
■Sets meaningful and measurable operating and strategic goals for the Company
■Focuses on execution of the Company’s goals
■Establishes a strong performance culture
■Develops our organizational structure, operating model, and management succession plans
■Provides day-to-day leadership over operations
■Supplies the Board with regular updates on key issues, status of operations, and business developments
■Sets the “tone at the top”

As Non-Executive Chair of the Board, Mr. Tehle:
■Confers with the CEO on the Company’s strategy and long-term plan
■Serves as a liaison between management and the Board
■Presides over Board meetings and facilitates leadership
■Sets the Board’s schedule and prioritizes areas of focus
■Directs stockholder engagement and leads governance matters
■Provides management with feedback regarding information that is necessary for the independent directors to effectively perform their duties
■Leads the Board’s annual review of the CEO’s performance
■Serves as Chair of Executive Committee

The Board believes this allocation of responsibilities provides a clear and efficient leadership structure for the Company.

16	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
MEETINGS OF THE BOARD AND ITS COMMITTEES

6 Meetings of the Board held in fiscal year 2024	Each director attended at least 75% of all meetings of the Board and the Committees on which he or she served during fiscal year 2024.

Committee Membership*	Audit	Compensation and Human Capital	Nominating and Corporate Governance	Executive

Cheryl A. Bachelder		C		✓
David W. Bullock			✓
David E. Flitman
Marla Gottschalk	C		✓	✓
Sunil Gupta			✓
Carl Andrew Pforzheimer	✓
Quentin Roach	✓	✓
David M. Tehle		✓		C
Ann E. Ziegler			C	✓
C    Denotes Committee Chair
*Reflects committee membership as of the date of this Proxy Statement. Sunil Gupta will serve on the Nominating and Corporate Governance Committee until May 21, 2025, and is not standing for re-election at the Annual Meeting.

AUDIT COMMITTEE	Members: Ms. Gottschalk (Chair) Mr. Pforzheimer Mr. Roach	Meetings held in 2024: 4

Principal Roles and Responsibilities:
■Oversees the quality and integrity of the Company’s financial statements
■Reviews the Company’s compliance with legal and regulatory requirements
■Monitors the Company’s ethics and compliance function
■Determines the qualifications, independence, and performance of the Company’s independent auditors
■Assesses the performance of the Company’s internal audit function and the adequacy of the Company’s internal controls
■Manages the Company’s enterprise risk management program, with primary responsibility for oversight of the Company’s enterprise risk management, assessment, practices, and procedures (including with respect to cybersecurity risk and data security)
The Board has determined that (i) each Audit Committee member qualifies as independent under rules and standards promulgated by the NYSE and SEC; (ii) each Audit Committee member is “financially literate” as required by the corporate governance standards promulgated by the NYSE; and (iii) Ms. Gottschalk is an “audit committee financial expert,” within the meaning of the regulations promulgated by the SEC.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE

COMPENSATION AND HUMAN CAPITAL COMMITTEE	Members: Ms. Bachelder (Chair) Mr. Roach Mr. Tehle	Meetings held in 2024: 6

Principal Roles and Responsibilities:
■Establishes and monitors the Company’s overall compensation and benefits philosophy
■Maintains and determines the Company’s compliance with key workforce management and human capital policies and practices
■Sets corporate goals and objectives, including annual performance objectives, relevant to the compensation of the CEO and other executive officers
■Evaluates the CEO’s annual performance and approves the CEO’s annual compensation
■Approves annual compensation for other executive officers of the Company (based, in part, on recommendations of the Company’s CEO)
■Approves the design of any benefit plans which pertain exclusively to the Company’s directors or executive officers
■Reviews the Company’s programs, policies, and practices relating to (i) executive development and succession planning and (ii) cultural beliefs, talent, diversity and inclusion
■Undertakes an annual review and risk assessment of the Company’s compensation policies and practices
■Monitors the independence of the committee’s compensation consultant
■Oversees the preparation of the compensation information, including the Compensation and Human Capital Committee Report, required to be included in our annual proxy statement under the rules promulgated by the SEC
Pursuant to the provisions of its charter, the Compensation and Human Capital Committee may delegate to management the authority to approve awards of stock, options, or other forms of award pursuant to the Company’s equity-based plans to participants who are not Section 16 officers.
In accordance with the provisions of its charter, the Compensation and Human Capital Committee has delegated to our Chief Human Resources Officer the authority to make one-time grants of RSUs and stock option awards under the provisions of the Company’s 2019 Long-Term Incentive Plan (the “2019 Plan”) to any associate who is not a Section 16 officer of the Company, so long as (i) the aggregate number of shares underlying such awards does not exceed 75,000 shares; and (ii) the specified value of such awards to any single participant does not exceed $200,000 on the grant date or $300,000 in the aggregate during any three-year period.
The Board has determined that each member of the Compensation and Human Capital Committee qualifies as independent under rules and standards promulgated by the NYSE and SEC.

18	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Members: Ms. Ziegler (Chair) Mr. Bullock Ms. Gottschalk	Meetings held in 2024: 4

Principal Roles and Responsibilities:
■Actively engages in the ongoing review of Board and Committee composition, as well as opportunities for refreshment
■Develops and recommends criteria for the selection of Board and Committee candidates
■Identifies and recommends to the Board candidates who are qualified to serve on the Board and its Committees
■Reviews the composition, size, structure, practices, policies, and activities of the Board and its Committees
■Considers the qualifications of any individual nominated for election to the Board by stockholders
■Proposes a slate of candidates for election as directors at each annual meeting of stockholders
■Oversees the Company’s annual self-evaluation process regarding the performance of the Board and its Committees, and recommends ways to improve Board and Committee performance
■Monitors the Company’s actions in furtherance of its corporate sustainability strategies, including reviewing with Company management (at least annually) the Company’s initiatives and accomplishes on environmental, social, and governance matters
■Develops and reviews, at least annually, the Company’s corporate governance policies, practices, and procedures to ensure they reflect evolving best practices
■Recommends appropriate compensation of directors for Board approval
■Oversees orientation programs and continuing education opportunities for directors
The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under rules and standards promulgated by the NYSE and SEC.

EXECUTIVE COMMITTEE	Members: Mr. Tehle (Chair) Ms. Bachelder Ms. Gottschalk Ms. Ziegler

Principal Roles and Responsibilities:
■Exercises, to the fullest extent permitted by applicable law and the Company’s governing documents, all of the powers and authority granted to the Board with respect to urgent matters requiring Board action that should not await the Board’s next regularly scheduled meeting
The Executive Committee consists of our Non-Executive Chair of the Board, the chairs of each of the Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee, and any other director as may be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee. The Board has determined that each current member of the Executive Committee qualifies as independent under rules and standards promulgated by the NYSE and SEC.
The Executive Committee did not meet in fiscal year 2024.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	19

CORPORATE GOVERNANCE
BOARD ATTENDANCE AT THE ANNUAL MEETING
All our then-current directors attended the annual meeting of stockholders last year. Absent extraordinary circumstances, each director is expected to attend the annual meeting of stockholders.
DIRECTOR EDUCATION AND ORIENTATION
In order to ensure each director’s engagement with and understanding of our strategy, each director participates in an extensive orientation program upon joining the Board, including meeting with members of our executive leadership team and other key management team members to gain a deeper understanding of the Company’s businesses and operations. We also hold Committee-specific orientation sessions when a director joins a Committee for the first time. Directors make onsite market visits, join in supply chain discussions, engage in driver ride-alongs, and participate in immersive warehouse and process education. Company-wide discussions (e.g., “fireside chats”) are also scheduled with new directors, affording our directors the opportunity to interact with our associates and gain perspective on our Company and culture.
At the Board level, periodic briefing sessions are provided to directors on subjects that would assist them in discharging their duties both at the full Board and Committee levels. Access to director resources is provided to our Board members and each director is given the opportunity to become a member of the National Association of Corporate Directors, in each case, at the Company’s expense. Moreover, newly elected and existing directors are strongly encouraged to attend continuing education programs sponsored by third parties to better understand the responsibilities and duties for service on a public company board, and the Company reimburses our directors for the cost of attendance and related travel to such continuing education programs.
ANNUAL BOARD, COMMITTEE AND DIRECTOR EVALUATIONS
The Nominating and Corporate Governance Committee oversees the annual self-evaluation process for the Board, each of its Committees, and beginning in fiscal year 2024 as part of the Board’s commitment of sound corporate governance practices, individual assessment of each director. As part of the evaluation process, each director completes a Board, Committee and Director evaluation questionnaire developed by the Nominating and Corporate Governance Committee. In fiscal year 2024, the questionnaire responses were compiled and reviewed by internal legal counsel and Chair of the Board. Each Committee chair received a consolidated summary of the responses, without attribution to any individual director. The Committees reviewed feedback from their respective Committee self-evaluations, as did the full Board, in executive session led by the Committee chair and the Chair of the Board, respectively. Directors also reviewed feedback received from other Board members.
These self-evaluations are generally designed to assess whether the Board or the respective Committee is functioning effectively and to provide a mechanism for the Board or the respective Committee to identify potential areas for improvement. Key learnings from the Board and Committee self-evaluations also play an important role in informing the Board’s approach to refreshment and succession planning. For example, in a typical year, in furtherance of the Board’s commitment to maintaining a Board comprised of members with diverse skills, experiences, and perspectives, the Board self-evaluation specifically asks directors to assess the Board’s progress against that commitment.
RISK OVERSIGHT
We face a broad array of enterprise risks, including market, operational, strategic, legal, regulatory, reputational, cybersecurity/data security, environmental, social, and financial risks. Our approach to enterprise risk management is designed to effectively identify, assess, monitor, prioritize, and mitigate the Company’s principal risks. The Board as a whole has responsibility for enterprise risk oversight, with a focus on the most significant risks facing the Company. In addition, certain Committees of the Board have been assigned oversight of risk areas that are particularly relevant to their respective areas of responsibility and oversight. For example, the Audit Committee oversees our enterprise risk management program and reviews policies and practices with respect to risk assessment and risk management, including discussing with Company management the major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee also reviews policies and practices with respect to cybersecurity risk and the Company’s data security policies. The Compensation and Human Capital Committee considers the risks to our business associated with our compensation policies and practices from the perspective of enterprise risk.

20	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
The Nominating and Corporate Governance Committee reviews the Company’s corporate governance structure, director succession matters, and environmental, social, and governance matters as part of their oversight of our corporate sustainability program. All Committees report to the full Board on risk matters as appropriate.
The risk oversight responsibility of the Board and its Committees is supported by our management reporting processes, which are designed to provide visibility to the Board to those Company personnel responsible for risk assessment, and to provide information about management’s identification, assessment, and mitigation strategies for critical risks. Management is responsible for the Company’s day-to-day risk management activities. This includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, reputational, financial, operational, legal, compliance and reporting levels. The Board maintains an open dialogue with, has regular access to, and receives ongoing updates from, management and, when appropriate, outside advisors and experts, with respect to any potential risks identified by Company management. The Board believes that this division of labor among the Board, its Committees, and Company management allows the Company to appropriately monitor risks over the short-, intermediate-, and long-term.

BOARD OF DIRECTORS OVERSIGHT

■Receives updates on our business operations, financial results, and long-range plan at its regularly scheduled meetings
■Monitors overall culture and risk management environment
■Advises management on shaping corporate purpose, values, and strategy
■Reviews an annual enterprise risk management report, which includes probability and potential economic and reputational impact assessments, as well as mitigation actions and monitoring plans
■Receives updates (at least annually) from management regarding the Company’s top enterprise risks
■Evaluates an annual cybersecurity report from Company management

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AUDIT COMMITTEE OVERSIGHT

■Reviews and considers our annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans
■Appoints our independent auditor and monitors their independence, including a review of the proposed hiring of any of its current or former employees and review of non-audit fees and services provided
■Oversees the implementation of new accounting standards
■Reviews the use and consistent presentation of non-GAAP measures in our earnings releases and SEC filings
■Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls
■Oversees enterprise risk management assessment and receives annual reports on significant risk areas
■Oversees cybersecurity risk and receives a quarterly cybersecurity report, which includes a review of potential threats and vulnerabilities and oversees our cybersecurity framework, which is designed to protect confidentiality, integrity, and availability of critical assets and information
■Receives quarterly updates on litigation, ethics and compliance and food safety trends, and other applicable regulatory developments

COMPENSATION AND HUMAN CAPITAL COMMITTEE OVERSIGHT	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERSIGHT

■Assesses, on an annual basis, whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by employees
■Evaluates our executive compensation programs to ensure adequate ties to Company performance
■Reviews risks related to talent acquisition, retention and development, employee safety, as well as management succession planning

■Conducts an annual review of our corporate governance policies and practices
■Oversees corporate governance, receiving quarterly updates on emerging corporate governance issues and trends
■Manages annual self-evaluation process for the Board and its Committees
■Monitors and oversees our corporate sustainability strategies and progress against our stated goals, including our greenhouse gas emission (“GHG”) reduction commitments
■Oversees succession planning and Board refreshment efforts

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	21

CORPORATE GOVERNANCE
Oversight of Certain Key Risks: Certain of the Company’s key risks are specifically allocated to the Board and its Committees as part of the Company’s overall enterprise risk management process as follows:

Risk	Oversight

Pricing/Margin Pressure	Board
Supply Chain Cost Structure	Board
Group Purchasing Organization (GPO) Disintermediation and Dependency	Board
Labor Relations	Board
Associate Safety	Compensation and Human Capital Committee
Cyber Security and Aging Technology and Scarcity of Resources	Audit Committee
Food Safety	Audit Committee
STOCKHOLDER ENGAGEMENT
The Board and management believe ongoing engagement with our stockholders is vitally important to better understand their perspectives on our Company, as well as keeping stockholders informed about the business, and addressing investors’ areas of interest. We proactively engage with stockholders throughout the year and maintain an open dialogue to discuss their areas of focus. As part of our conversations, we provide our stockholders with updates on our corporate governance, executive compensation, corporate sustainability initiatives, and human capital management programs. The feedback we receive from our stockholders helps inform our Board and Committee agendas. Our stockholder engagement efforts complement the ongoing dialogue throughout the year among stockholders and management on our long-term strategy, business results, operations, and outlook.
Direct engagement involves reaching out to the Company’s largest stockholders to discuss and receive feedback on governance, sustainability and other items of interest. We also engage with proxy and other investor advisory firms that represent the interests of various stockholders. We regularly reach out to stockholders to solicit their feedback on governance, sustainability and other items of interest, and discussions with stockholders may include members of the Board. These discussions provide opportunity for robust dialogue and feedback, which is relayed to our Board and Committees.
YEAR-ROUND COMMITMENT TO STOCKHOLDER ENGAGEMENT

Before Annual Meeting	Annual Meeting
■Discuss stockholder proposals with proponents, on a case-by-case basis
■Incorporate stockholder feedback from off-season discussions into proxy statement and other disclosures
■Report on engagement to the Nominating and Corporate Governance Committee
■Publish proxy statement and annual report ■Provide a forum for direct engagement among Board, management, and stockholders ■Receive direct voting feedback

After Annual Meeting	Off-Season Engagement
■Discuss responses to vote results and consider whether additional action is appropriate ■Review and discuss environmental, social, and governance trends ■Consider topics for off-season engagement
■Engage with stockholders to better understand viewpoints and inform Board and management discussions
■Participate in investor and governance-related events to learn about emerging trends and further engage with stockholders
■Evaluate potential changes to policies and practices in light of stockholder feedback

22	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
RESPONSIVENESS TO STOCKHOLDER FEEDBACK
In recent years, we have taken a number of actions based on stockholder feedback to strengthen our corporate governance, compensation and human capital, and corporate sustainability programs and related disclosure. For example, in recent years we:
■Refreshed certain of our Committee Chairs and Committee composition
■Refreshed our Committee charters to ensure that the Compensation and Human Capital Committee charter codified its human capital oversight responsibilities and the Nominating and Corporate Governance Committee charter reflected oversight of our corporate sustainability priorities and strategies.
■Declassified our Board, separated the roles of CEO and Chair, removed supermajority vote standards to remove directors, and adopted a majority vote standard in uncontested director elections with a director resignation policy.
■Included additional discussion in our proxy statements regarding our leadership transition, related compensation arrangements, and succession planning.
■Enhanced our disclosure of Board skills and attributes through the inclusion of a skills and attributes matrix in our annual proxy statement.
■Reinstated our practice of awarding PRSUs as part of our LTIP design, with PRSUs comprising 50% of long-term awards.
■Provided enhanced associate gender and ethnic/racial diversity disclosures in our annual corporate sustainability report.
■Established a Sustainability Steering Committee and significantly improved environmental reporting in our annual corporate sustainability report, including by (i) setting science-based GHG emissions targets and reporting, during fiscal year 2024, our progress against such targets in 2023; (ii) reporting Scope 3 GHG emissions; and (iii) adding quantitative metrics aimed at providing increased transparency on our environmental performance.
These examples evidence our continued commitment to remain responsive on a variety of feedback received from stockholders.
COMMUNICATIONS WITH OUR DIRECTORS
All interested parties, including our stockholders, who wish to contact the Company’s directors may send written correspondence, to the attention of the General Counsel and Corporate Secretary, at the following address:
US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
generalcounsel@usfoods.com
Communications may be addressed to an individual director (including our Chair of the Board), or to non-management directors as a group.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	23

CORPORATE GOVERNANCE
CORPORATE SUSTAINABILITY
Our Nominating and Corporate Governance Committee, pursuant to its charter, oversees our corporate sustainability program, including program strategy, areas of focus, goals, and progress. The Nominating and Corporate Governance Committee receives quarterly reports from management regarding our corporate sustainability initiatives and accomplishments.
Our Chief Financial Officer and General Counsel lead a cross-functional Sustainability Steering Committee to advance our corporate sustainability objectives. This Committee is comprised primarily of US Foods Executive and Senior Leadership Team members from across the enterprise, including Supply Chain, Merchandising, Human Resources, Investor Relations, Legal and Communications. The Sustainability Steering Committee meets quarterly to plan for and assess progress against sustainability commitments and priorities.
OUR CORPORATE SUSTAINABILITY STRATEGY
Our corporate sustainability strategy is organized around our commitments in three key focus areas:

PRODUCTS Supporting an ethical, sustainable, and resilient supply chain by prioritizing responsible sourcing practices and offering customers a best-in-class portfolio of differentiated products.	PEOPLE Embracing a culture that is safe, supportive, and responsible, and doing our part to make our company the best place to work.	PLANET Measuring, monitoring, and minimizing our environmental impact, including action to respond to climate change, by increasing fleet and facilities efficiency and engaging with our supply chain.
KEY INITIATIVES
Key Initiatives for our corporate sustainability strategy in fiscal year 2024 and beyond include:

PRODUCTS ■Responsible Sourcing ■Product Innovation and Assortment ■Food Safety and Quality	PEOPLE ■Associate Safety, Recruiting and Talent Management ■Learning and Development ■Culture and Engagement ■Community Giving and Volunteerism	PLANET ■Fleet Efficiency ■Reduced Energy ■Deforestation ■Risk Management ■Supplier Engagement
WHERE YOU CAN LEARN MORE
Transparency and accountability are central to our corporate sustainability strategy. Each year we publish an annual corporate sustainability report aligned with internationally accepted sustainability reporting standards. Within each report, select key performance metrics and disclosures are externally assured. For more information about our commitments and our progress toward meeting those commitments, please visit https://www.usfoods.com/about-us-foods/sustainability.html, where you will find our most recent corporate sustainability report and additional information regarding our corporate sustainability strategy, efforts, initiatives, and accomplishments.

24	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
CODE OF CONDUCT
Our Code of Conduct is guided by our values and expectations which we believe are important to delivering exceptional service with the highest degree of honesty and integrity. We require all of our directors, officers, and associates, including our principal executive officer, principal financial officer/principal accounting officer,controller, or persons performing similar functions, as applicable, to understand and abide by the Code of Conduct, as it sets out expectations for how we work with each other, and with customers, suppliers, communities, and government officials, representing our commitment to continuously deliver excellence with honesty and integrity.
Our Code of Conduct addresses the following, among other topics:
■Diversity, inclusion, and equal opportunity;
■Workplace safety;
■Conflicts of interest;
■Food safety;
■Competition and fair dealing;
■Compliance with laws;
■Anti-corruption and anti-bribery;
■Responsible sourcing / human rights;
■Accurate books and records;
■Professional conduct, including customer relationships and receipt of payments or gifts;
■Insider trading;
■Confidential information;
■Intellectual property;
■Accurate communications and financial disclosures;
■Philanthropy; and
■Environmental stewardship and sustainability.
Our Code of Conduct, which is reviewed periodically by our Audit Committee, requires strict adherence to all laws and regulations applicable to our business and requires employees to report any violations or suspected violations of the Code of Conduct. We have published the Code of Conduct on our investor relations website (https://ir.usfoods.com).
Reporting a Concern or Violation
Our Code of Conduct explains that there are a variety of ways for an employee to get help or report a concern, including through an employee’s manager, any other US Foods manager, Human Resources, an associate’s local legal team member or any other member of the legal department (including any member of the Ethics and Compliance team), or anonymously through the Check-In Line. Our Check-In Line is an externally hosted hotline, which is available 24 hours a day, seven days a week, with translation services if needed.
If a concern raised through any one of our multiple channels for reporting relates to our accounting, internal controls or other financial or audit matters, such concern is forwarded to our Vice President, Internal Audit who is responsible for reporting such matters to the Chair of our Audit Committee. All such matters are investigated and responded to in accordance with the procedures established by the Audit Committee to ensure compliance with the Sarbanes-Oxley Act of 2002.
SUCCESSION PLANNING AND TALENT DEVELOPMENT
Pursuant to our Corporate Governance Guidelines, the Board is required to work with our CEO and senior management to ensure that effective plans are in place for management succession. Our Board’s involvement in succession planning and leadership development is systematic and ongoing, and the Board provides input on important decisions related thereto. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. Every year, as part of this process, our CEO reports to the Board on management succession planning, including our policies and principles for succession planning and performance review, as well as our policies regarding succession in the case of an emergency or retirement of our CEO. As part of this process, succession candidates are considered, taking into account demonstrated performance, leadership qualities, and the potential to take on more complex responsibilities, as well as various succession-related factors, including retention risk, the competitive landscape for executive talent, and succession time horizons.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	25

CORPORATE GOVERNANCE
In addition to formal succession planning, directors also have exposure to Company leaders through Board and Committee presentations and discussions, as well as informal events and interactions with key talent throughout the year, both in small-group and one-on-one settings.
CORPORATE GOVERNANCE MATERIALS
The Board has adopted Corporate Governance Guidelines in furtherance of its commitment to the principles of good corporate governance. The Board and the Nominating and Corporate Governance Committee review the Corporate Governance Guidelines annually and make amendments, as they deem necessary or appropriate, based on stockholder feedback, changes in the rules and regulations promulgated by the NYSE and SEC, and corporate best practices.
As described above, the Board has also adopted a Code of Conduct that applies to all of our directors, officers, and associates, including our principal executive officer, principal financial officer/principal accounting officer, controller or persons performing similar functions, as applicable. Our directors agree to comply with the Code of Conduct annually. As a matter of course, we make available all legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our investor relations website (https://ir.usfoods.com).
Copies of our Corporate Governance Guidelines; the charters of each of the Audit Committee, the Compensation and Human Capital Committee, and the Nominating and Corporate Governance Committee; and our Code of Conduct are publicly available and may be found by visiting the “Governance—Governance Documents” page of our investor relations website at https://ir.usfoods.com/governance/governance-documents/default.aspx.
ANTI-HEDGING AND ANTI-PLEDGING POLICY
To further align the interests of our directors and executive officers with those of our stockholders, our directors and executive officers are prohibited under the terms of the Company’s insider trading policy from engaging in transactions that involve short-term trades, short sales, exchange traded options, hedging, margin loans, or pledging of or relating to our Common Stock.
The Company’s insider trading policy does not currently prevent our associates, other than executive officers, from engaging in hedging, pledging or other speculative transactions, but it allows management to consider whether to prohibit our associates from engaging in these transactions.
RELATED PARTY TRANSACTIONS
The Audit Committee has adopted a written policy related to the review and approval of related party transactions. Under the policy, the Audit Committee evaluates, and if appropriate, approves any proposed transactions involving the Company and in which any of our directors, nominees for director, executive officers, or significant stockholders (or persons related to any of them) has a direct or indirect interest. Under the policy, certain related party transactions are deemed to be pre-approved, for example, where the rates or charges involved are determined by competitive bids. In determining whether to approve a proposed related party transaction, the Audit Committee considers, among other things, whether: the terms of the transaction are fair to the Company and would apply if the transaction did not involve a related party; there are compelling business reasons for the Company to enter into the related party transaction and the nature of any available alternative transactions; the transaction would impair the independence of an otherwise independent director; or the transaction would create an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship.
Other than as set forth below (and, in the case of directors and executive officers, as outlined in the sections entitled “Director Compensation” and “Compensation Discussion and Analysis”, beginning on pages 28 and 32, respectively), there were no transactions during fiscal year 2024, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeded $120,000 and in which any Company director, nominee, executive officer or any of their immediate family members, or any beneficial holder of more than 5% of our Common Stock, either had or will have a direct or indirect material interest.

26	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
On August 13, 2024, the Company and Sagamore Master VIII, a fund affiliated with Sachem Head Capital Management LP (at the time, a holder of more than 5% of the Company’s Common Stock), entered into a Stock Repurchase Agreement (the “Stock Repurchase Agreement”). Pursuant to the Stock Repurchase Agreement, Sagamore Master VIII agreed to sell, and the Company agreed to purchase, 4,000,000 shares of Common Stock at a per share price of $52.2847. In connection with the Stock Repurchase Agreement, Sagamore Master VIII and the Company entered into a letter agreement pursuant to which, among other things, Sagamore Master VIII made certain representations and warranties in connection with the transaction and released the Company from any potential claims regarding the Company’s possession of material non-public information. The transactions contemplated by the Stock Repurchase Agreement closed on August 13, 2024.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	27

DIRECTOR COMPENSATION
OVERVIEW OF NON-EMPLOYEE DIRECTOR COMPENSATION
For fiscal year 2024, our director compensation program provided the following retainer payments:
■Annual Cash Retainer for Board Service. Non-employee directors serving on the Board each receive an annual cash retainer of $100,000, payable quarterly in arrears.
■Annual Cash Retainer for Chair of the Board. The Chair of our Board receives an additional annual cash retainer of $175,000, payable quarterly in arrears.
■Annual Cash Retainer for Committee Chairs. The Chair of the Audit Committee receives an additional annual cash retainer of $25,000. The Chair of the Compensation and Human Capital Committee and the Chair of the Nominating and Corporate Governance Committee each receive an additional annual cash retainer of $20,000. Each additional cash retainer is paid quarterly, in arrears.
■Annual Cash Retainer for Committee Members. Members of the Audit Committee receive an additional cash retainer of $12,500. Members of the Compensation and Human Capital Committee and the Nominating and Corporate Governance Committee each receive an additional annual cash retainer of $10,000. Each additional cash retainer is paid quarterly, in arrears.
■One-time Fee for Executive Committee Members. Members of the Executive Committee are eligible to receive a special, one-time fee of $20,000 for service on the Executive Committee.
In addition to the cash retainers set forth above, each non-employee director receives an annual equity grant of RSUs, with a grant date value of $175,000, which vests on the earlier of the first anniversary of the grant date and the first annual meeting of stockholders that occurs after the grant date. Our directors are permitted to delay the receipt of shares upon vesting until their departure from the Board, so long as an irrevocable election form is signed by the end of the tax year prior to the grant date.
All non-employee directors are entitled to receive reimbursements of expenses for all services as a director, including Committee participation. Reimbursement for non-employee director travel includes airfare, reasonable ground transportation costs, lodging and meal expenses incident to service on the Board or its Committees, subject in each case to the Company’s travel and expense policies. Non-employee directors may also receive reimbursement for the cost of attendance and related travel for continuing education programs in accordance with the Company’s Corporate Governance Guidelines.
As an employee of the Company, Mr. Flitman does not receive additional compensation for serving on the Board.
COMMITTEE OVERSIGHT OF DIRECTOR COMPENSATION
The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the Board regarding our director compensation. The Nominating and Corporate Governance Committee annually reviews our director compensation practices. In completing its review, the Nominating and Corporate Governance Committee receives assistance from Meridian Compensation Partners, LLC (“Meridian”). The Board reviews the recommendations of the Nominating and Corporate Governance Committee and determines the form and amount of director compensation. For fiscal year 2024, the Nominating and Corporate Governance Committee did not recommend, and the Board did not implement, any changes to our director compensation program.

28	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

DIRECTOR COMPENSATION
DIRECTOR STOCK OWNERSHIP GUIDELINES
Our stock ownership guidelines, which apply to each of our non-employee directors, provide that each non-employee director is expected to own and retain shares of our Common Stock, vested or unvested restricted stock units, and vested “in-the-money” options with an aggregate value of at least five times the annual cash retainer, or $500,000, within five years of the date the director joins the Board. All applicable non-employee directors were in compliance with (or were on track to be in compliance with) the guidelines at the end of fiscal year 2024. If the ownership target has not been met within the required time period, and until the ownership target is reached, a non-employee director is required to retain 50% of the net shares acquired upon any future vesting of restricted stock units and/or the exercise of stock options, after deducting shares used to pay applicable taxes and/or the exercise price.
SUMMARY OF FISCAL YEAR 2024 DIRECTOR COMPENSATION
The following table reflects the fees earned by our non-employee directors who were compensated for their service in fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(5)(7) ($)		Option Awards(8) ($)	Total ($)

Ms. Bachelder	120,000	175,004	(6)	—	295,004
Mr. Barber(1)	41,099	—	(6)	—	41,099
Mr. Dutkowsky(2)	108,791	175,004	(6)	—	283,795
Mr. Ferguson(3)	18,132	—	(6)	—	18,132
Ms. Gottschalk	130,055	175,004	(6)	—	305,059
Mr. Gupta	110,000	175,004	(6)	—	285,004
Mr. Pforzheimer	112,500	175,004	(6)	—	287,504
Mr. Roach	117,555	175,004	(6)	—	292,559
Mr. Tehle	225,659	175,004	(6)	—	400,663
Mr. Toy(4)	42,033	—	(6)	—	42,033
Ms. Ziegler	120,000	175,004	(6)	—	295,004
(1)Mr. Barber did not stand for re-election at our 2024 annual meeting of stockholders. The above table reflects non-employee director compensation earned by Mr. Barber through May 15, 2024.
(2)Mr. Dutkowsky passed away on May 22, 2024. The above table reflects non-employee director compensation earned by Mr. Dutkowsky through May 22, 2024.
(3)Mr. Ferguson resigned from the Board on February 28, 2024.
(4)Mr. Toy did not stand for re-election at our 2024 annual meeting of stockholders. The above table reflects non-employee director compensation earned by Mr. Toy through May 15, 2024.
(5)The amounts reported in this column represent the grant date fair value of the RSUs granted to our non-employee directors in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”).
(6)On May 15, 2024, each non-employee director (except for Mr. Ferguson, who resigned prior to our 2024 annual meeting of stockholders, and Messrs. Barber and Toy, whose service ceased following such annual meeting) received a grant of 3,179 RSUs, which vest upon the earlier to occur of the first anniversary of the grant date or, for any director who is not re-elected or does not stand for re-election, the Annual Meeting date, subject to the director’s continued service through the vesting date (unless the director’s service was terminated due to death or disability). The value shown was calculated by multiplying the number of RSUs granted by $55.05, the closing price of a share of our Common Stock on the grant date.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	29

DIRECTOR COMPENSATION
(7)The following table reflects the aggregate number of outstanding RSUs held by each non-employee director at the end of fiscal year 2024, all of which vests on May 15, 2025:

Name	Aggregate RSUs (#)

Ms. Bachelder	3,179
Ms. Gottschalk	3,179
Mr. Gupta	3,179
Mr. Pforzheimer	3,179
Mr. Roach	3,179
Mr. Tehle	3,179
Ms. Ziegler	3,179
(8)The following table reflects the aggregate number of outstanding stock options held by each non-employee director at the end of fiscal year 2024. Those non-employee directors who are not listed in the table did not hold any stock options at the end of fiscal year 2024.

Name	Aggregate Stock Options (#)

Mr. Tehle	2,436

30	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation and our executive compensation philosophy, policies, and practices described in this Proxy Statement.
With this Say-on-Pay proposal, we are offering our stockholders an opportunity to cast an advisory vote to approve the compensation of our NEOs, as disclosed in this Proxy Statement. Although the vote on this proposal is advisory and non-binding on the Company and the Board and its committees, we value the perspectives of our stockholders, and the Compensation and Human Capital Committee will consider the outcome of the vote when making future executive compensation decisions. We provide stockholders an opportunity to vote on executive compensation annually. Accordingly, the next Say-on-Pay advisory vote will occur at the 2026 annual meeting.
As discussed in the sections entitled “Compensation Discussion and Analysis” beginning on page 32 and “Executive Compensation” beginning on page 51, which we urge you to review carefully, our executive compensation program is designed to attract, motivate, and retain the right talent and appropriately incentivize our executive officers to stay committed to executing our long-range plan and increasing long-term stockholder value.
We believe our fiscal year 2024 executive compensation program demonstrates our philosophy of aligning pay with performance and is supported by sound compensation policies and practices.
The Board unanimously recommends that our stockholders vote for the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.”

The Board of Directors Unanimously Recommends a VOTE “FOR” this Proposal

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COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICERS (“NEOs”)
The Compensation and Human Capital Committee determines and approves the compensation of our NEOs. Our NEOs for fiscal year 2024 and their positions were as follows:

David E. Flitman	Chief Executive Officer
Dirk J. Locascio	Executive Vice President, Chief Financial Officer
Steven M. Guberman	Executive Vice President, Chief Transformation Officer and Nationally Managed Business
William S. Hancock	Executive Vice President, Chief Supply Chain Officer
John A. Tonnison	Executive Vice President, Chief Information and Digital Officer
EXECUTIVE SUMMARY
COMPENSATION PHILOSOPHY
Our overall executive compensation philosophy remained unchanged in fiscal year 2024. Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. The following guiding principles form the basis of our executive compensation philosophy:

Appropriately balance annual and long-term incentive compensation opportunities to align with our goals, priorities, and the creation of stockholder value	Balance risk and reward to encourage sustainable financial performance	Offer fiscally responsible programs that ensure accountability in meeting our performance goals

FISCAL YEAR 2024 HIGHLIGHTS
2024 was another strong year for US Foods as we continued to execute our on our strategy. We achieved record adjusted EBITDA of $1.74 billion, while expanding adjusted EBITDA margin by 22 basis points and delivering record adjusted diluted earnings per share (“EPS”) of $3.15, which was 20% growth, and we grew adjusted diluted EPS 8 percentage points faster than we grew adjusted EBITDA, capping off the final year of our long-range plan.
We also deployed our significant cash flow against our stated capital priorities, including $958 million of share repurchases in 2024 and our $220 million acquisition of IWC Food Service, a broadline distributor in Tennessee, while maintaining a strong balance sheet.
Under the leadership of Mr. Flitman, we are confident in delivering our new long-range plan and our ability to consistently gain profitable market share in our three target customer types of independent restaurants, health care and hospitality, the three most profitable segments of the foodservice industry. Notable achievements during fiscal year 2024 include:

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COMPENSATION DISCUSSION AND ANALYSIS

Increasing Profits
■Grew adjusted gross profit by 7.3% to $6.6 billion
■Continued to make additional progress on cost of goods through our strategic vendor management efforts, realizing more than $70 million in savings last year
■Remained focused on growing our private label brands, where our full year penetration increased nearly 50 basis points to 52% with our core independent restaurant customers
■Made significant progress in 2024 to streamline administrative processes and costs and achieved $120 million in annualized operating expense savings

Embracing US Foods Culture
■Improved injury and accident frequency rates by 19% from the prior year on top of our 23% improvement in 2023
■Completed delivery of nearly 50 electric vehicles
■Donated more than $14.5 million to support hunger relief, culinary education and disaster relief efforts, including nearly 7 million pounds of food and supply donations to the equivalent of approximately 6 million meals or more than 260 truckloads of product

Delivering World Class-Service
■Deployed Descartes, a leading routing technology in 25 markets, resulting in nearly 50% of our routed miles on the system at year-end, enabling us to route more dynamically and drive even greater delivery efficiency, while also providing a better customer experience by delivering their orders within a more precise time window
■Improved distribution productivity by delivering our best cases per mile performance in US Foods’ history, which was driven through our market-led routing initiative, combined with a more than 2% productivity uplift in markets where Descartes has been deployed
■Closed the year at 77% e-commerce penetration for our independent customers and 87% for the total Company
■Improving delivery window accuracy by 30% in pilot markets utilizing AI for MOXē customers

Expanding Market Share
■Grew Net Sales by 6.4% to $37.9 billion through continued market share gains in all three of our target customer types
■Increased our differentiated team-based selling model and consistent addition of new seller headcount over time by 5%
■Continue to invest in our Hungry For Better program, which makes it easy for our customers to help meet diners' preferences for delicious on-trend meals from clean ingredients that support individual dietary and lifestyle needs to sustainably sourced products.
■Completed one tuck-in acquisition last year by purchasing IWC Foodservice, a broadline distributor in Tennessee
■Grew Pronto to ~$730 million in annualized run-rate sales and expanded to 40 markets
■Surpassed $1 billion in Serve Good® product sales for the first time

Note: All reconciliations to non-GAAP financial measures referenced in this section can be found in Appendix A.

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COMPENSATION DISCUSSION AND ANALYSIS
2024 COMPENSATION DESIGN
After reviewing market trends, evaluating our Say-on-Pay vote results (which received 94% approval last year) and receiving feedback from stockholders, the Compensation and Human Capital Committee determined that our fiscal year 2024 annual and long-term incentive plans should follow a similar structure to our fiscal year 2023 compensation design. The Compensation and Human Capital Committee believes that the fiscal year 2024 compensation plans emphasize our strategic and operational priorities, and that the criteria contained therein focus on the critical drivers of the Company’s future success.
2024 Base Salary (page 41)
No annual salary increases were provided to our NEOs in fiscal year 2024, other than Mr. Hancock. Mr. Hancock received an increase in base salary of 4.3% based on benchmarking.
2024 Annual Incentive Plan (also referred to herein as “AIP”) Awards (page 42)
In 2024, our AIP performance goals were designed to highlight the Company’s need for continued top line growth and cost control, while also emphasizing operational improvements and share growth that would be critical to the achievement of our long-range plan. Specifically, while maintaining the primary metric of Adjusted EBITDA and the metric of Distribution Cost Per Case introduced for fiscal 2023, the Compensation and Human Capital Committee added a new metric regarding the company’s share among independent restaurant customers (“IND Market Share”) and a modifier based on safety performance. The structure of our fiscal year 2024 AIP utilized the following performance metrics - Adjusted EBITDA (70%), Distribution Cost Per Case (15%) and IND Market Share (15%) – and includes a +/- 10% modifier based on the company’s safety improvement.
In 2024, the AIP target bonus percentages for the NEOs remained the same as fiscal 2023. To align with competitive market practice with our peer group and with our LTIP, the 2024 AIP maximum bonus percentage increased from 150% to 200%. In fiscal year 2024, the Compensation and Human Capital Committee retained discretion to reduce or eliminate AIP bonus payments if, regardless of achievement against the performance metrics, the Company’s financial performance did not warrant such payments.
2024 Long-Term Equity Incentive Plan (also referred to herein as “LTIP”) Awards (page 44)
Our 2024 LTIP equity grants consisted of a mix of time-based restricted stock units (“RSUs”) (50%) and performance-based RSUs (“PRSUs”) (50%). The 2024 RSUs vest ratably on an annual basis over three years, subject to continued employment through the applicable vesting date. The 2024 PRSUs are subject to performance goals related to Adjusted EBITDA growth rate (70%) and Return on Invested Capital (“ROIC”) (30%). These performance metrics are directly linked to our long-term growth strategy, which we believe will drive stockholder value. The performance measures for the 2024 PRSUs for the 2024-2026 performance period include Adjusted EBITDA and ROIC growth targets established for each year in the three-year performance period (2024, 2025, and 2026) which are established at the beginning of the three-year performance period. The ultimate vesting and payout at the end of the 2024-2026 performance period will be determined by a simple average of each year’s payout percentages. The 2024 LTIP design follows the same design as the Company’s 2023 LTIP awards. In 2024, the Compensation and Human Capital Committee made no change to the LTIP target values for Mr. Flitman, Mr. Locascio, Mr. Guberman, and Mr. Tonnison, and Mr. Hancock received a 9.1% increase in LTIP target values, in each case consistent with market benchmarking.
Performance Under Prior Performance Awards (page 45)
In 2021, the Company granted PRSUs with a four-year performance period that provide the opportunity to earn threshold, target and maximum payout based on stock price / TSR hurdles maintained for 30 consecutive trading days (the “2021 Value Creation Awards”). During 2024, the Threshold hurdle price of $48.04 was met on March 28, 2024 and the Target hurdle price of $59.12 was met on October 23, 2024, resulting in the vesting of target shares on March 29, 2025.
In 2022, the Company granted PRSUs to our NEOs that vested in March 2025 at 157.95% based on our achievement of Adjusted EBITDA and Adjusted ROIC growth goals set by the Compensation and Human Capital Committee at the beginning of 2022 for the three-year performance period ended at the end of fiscal 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
In 2023, the Company granted PRSUs to our CEO that vest based on share price performance. The first share price hurdle was satisfied in 2023. In 2024, the second share price hurdle was satisfied.
EXECUTIVE COMPENSATION PRACTICES
Each year, the Compensation and Human Capital Committee evaluates whether our executive compensation program is consistent with both our pay-for-performance philosophy, as well as best practices among our peer group and the overall market. The following table reflects the features of our executive compensation program, which we believe reinforces our pay-for-performance philosophy and best practices among our peers and the overall market.

WHAT WE DO...
✓	Pay-for-Performance Philosophy. We directly link a substantial portion of our executive officers’ compensation opportunities to our financial and/or stock performance.

✓	Long-Term Performance Targets. As part of our normal cycle, we grant PRSU awards with performance goals over a three-year period.

✓
“Double-trigger” Change in Control (“CIC”) Severance Benefits. We only provide executive officers with enhanced CIC severance benefits if their employment is terminated by the Company without cause or by the executive officer for good reason within 18 months following a CIC.

✓	Benchmarking. We review external market data when making compensation decisions and generally target compensation opportunities within a competitive range of market.

✓	Stock Ownership Guidelines. We require stock ownership equal to 6x base salary for our CEO and 3x base salary for our other executive officers.

✓
Clawback Policy. We maintain a policy that requires the Company to recover erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws.

✓	Independent Compensation Consultant. The Compensation and Human Capital Committee selects and engages its own independent consultant, Meridian.

✓	Annual Say-on-Pay Vote. We provide stockholders with the opportunity to cast an advisory vote on our executive compensation on an annual basis.

WHAT WE DON’T DO...
X	No Excessive Perquisites. We do not provide excessive perquisites to our executive officers.

X	No Uncapped Incentive Compensation Opportunities. Our AIP and LTIP performance-based equity awards have maximum payouts of 200% of their target levels.

X
No Accelerated Vesting of Equity Awards upon CIC. We do not provide for accelerated vesting of LTIP awards upon a CIC, except where awards are not assumed or there is a qualifying termination within 18 months following the CIC.

X	No Employment Agreements for Defined Terms. We do not have fixed-term employment agreements with any of our executive officers, including our CEO.

X	No Repricing of Underwater Stock Options. We do not allow repricing of outstanding stock options without stockholder approval.

X	No Excise Tax Reimbursements or Gross-Ups. We do not reimburse our executive officers for CIC excise taxes or for taxes related to their annual executive allowance or limited perquisites.

X	No Supplemental Retirement Benefits. We do not offer supplemental retirement benefit plans to any of our executive officers.

X	No Stock Hedging. We do not allow our executive officers to engage in hedging transactions involving our stock.

X	No Stock Pledging. We do not allow our executive officers to engage in pledging transactions involving our stock.

PAY-FOR-PERFORMANCE ALIGNMENT
Emphasis on Performance-Based Equity
For fiscal year 2024, the Compensation and Human Capital Committee, wishing to incentivize financial performance, determined that one-half of the grant date LTIP value should be awarded in the form of PRSUs and one-half of the grant date LTIP value

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COMPENSATION DISCUSSION AND ANALYSIS
should be awarded in the form of RSUs. The Compensation and Human Capital Committee did not approve any additional types of equity awards to our NEOs in connection with the fiscal year 2024 LTIP grant. The change in LTIP mix over time (illustrated below) shows our continued emphasis on ensuring that LTIP awards appropriately incentivize achievement of long-term financial goals and link executive pay to our financial performance:
PHILOSOPHY OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract, motivate, develop, and retain the right talent, in the right places, at the right time. We strive to provide a total compensation package to our executive officers that is competitive with employers who compete with us for talent and is equitable among our workforce, balancing pay-for-performance alignment with retention considerations. The guiding principles described in the section entitled “Executive Summary” above form the basis of our executive compensation philosophy.
OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program for fiscal year 2024 was built upon the following framework:

Base Salary

Description	■Fixed amount based on market, role, and individual-based factors.
Objective	■Attracts talent and supports retention. Forms basis for AIP target award.
Considerations	■Determined based on competitive market data and considering level of responsibility, individual experience, tenure, qualifications, and, when applicable, individual performance.
Fiscal Year 2024 Decisions
■No annual salary increases were provided to our NEOs in fiscal year 2024, other than Mr. Hancock, who was granted a base salary increase to align his compensation levels to competitive market practices.

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COMPENSATION DISCUSSION AND ANALYSIS

AIP Award

Description	■Variable, performance-based, annual cash awards based on achievement against pre-set performance goals.
Objective	■Links executive pay to our financial performance. ■Drives the achievement of annual business objectives.
Considerations
■AIP targets, as a percentage of base salary, are determined based on competitive market data.
■AIP performance goals are constructed with input from management and Meridian, with target performance representing attainable performance and maximum performance representing exemplary performance.

Fiscal Year 2024 Decisions
■Performance goals based on Adjusted EBITDA, Distribution Cost Per Case and IND Market Share, with a +/- 10% multiplier based on safety performance.
■The AIP target bonus percentages for the NEOs remained the same as 2023 and are consistent with market benchmarking.
■The maximum potential payout under the AIP was increased to 200% of target.

LTIP Award

Description
■Variable, performance-based equity compensation in the form of PRSUs, which are earned based on achievement of pre-set performance goals over a three-year performance period.
■Time-based equity compensation in the form of RSUs, the value of which is directly tied to our share price.

Objective
■PRSUs incentivize achievement of three-year financial goals and link executive pay to our financial performance.
■RSUs encourage executive retention through multi-year vesting schedule.
■Both PRSUs and RSUs support our long-range plan by providing executive officers with an ownership stake in the Company and aligning executive officers’ interests with those of our stockholders.

Considerations	■LTIP target grant date values are determined based on competitive market data. ■PRSU goals are Adjusted EBITDA growth rate and ROIC growth.
Fiscal Year 2024 Decisions
■Increased LTIP target values for Mr. Hancock to align his compensation levels to competitive market practices.
■Executive officers’ 2024 LTIP target value allocated equally between grants of time-based RSUs and PRSUs.

HOW WE MAKE COMPENSATION DECISIONS
The Compensation and Human Capital Committee, in consultation with management and Meridian, its independent compensation consultant, regularly evaluates whether our executive compensation program reinforces our pay-for-performance philosophy and enhances long-term stockholder value creation.
COMPENSATION AND HUMAN CAPITAL COMMITTEE OVERSIGHT
The Compensation and Human Capital Committee is responsible for overseeing our executive compensation program. The Compensation and Human Capital Committee determines and approves all compensation for our NEOs, including the framework and components of our executive compensation program. When setting compensation levels, the Compensation and Human Capital Committee is assisted by our CEO, who evaluates the performance of and presents an annual compensation recommendation for each of our other executive officers.
Our Chair of the Board, working closely with the Chair of the Nominating and Corporate Governance Committee and the Chair of the Compensation and Human Capital Committee, together evaluate our CEO’s performance and annual goal setting. For fiscal year 2024, our Chair of the Board consulted with our CEO in setting his goals, and our CEO provided a self-assessment of his performance against such goals. Our Chair of the Board solicited feedback from the full Board regarding our CEO’s performance, and the Chair of our Board and the Chair of the Nominating and Corporate Governance Committee met with Mr. Flitman in executive session to share feedback regarding his performance. Feedback from the Board and from Mr. Flitman’s self-assessment was also shared with the Compensation and Human Capital Committee to inform its decisions regarding CEO compensation.
The Compensation and Human Capital Committee, with the assistance from its independent compensation consultant, Meridian, and inputs from members of our human resources, legal, and finance organizations, annually assesses whether our compensation plans, policies, and practices encourage excessive or inappropriate risk taking by our associates. As a result of this assessment, in fiscal year 2024, the Compensation and Human Capital Committee concluded that our compensation plans, policies, and practices do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

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COMPENSATION DISCUSSION AND ANALYSIS
INDEPENDENT COMPENSATION CONSULTANT
Meridian provides independent advice to the Compensation and Human Capital Committee in connection with matters pertaining to executive compensation. The scope of services Meridian provides includes:
■Attending, as requested, select Compensation and Human Capital Committee meetings and assisting with associated preparation work;
■Supporting the Compensation and Human Capital Committee’s decision-making with respect to executive compensation matters;
■Providing advice on our compensation peer group;
■Providing competitive market studies;
■Providing advice on our incentive plan documents;
■Conducting an annual compensation risk assessment; and
■Updating the Compensation and Human Capital Committee on emerging best practices and changes in the regulatory and compensation governance environment.
Meridian is engaged directly by the Compensation and Human Capital Committee to provide these services. In fiscal year 2024, Meridian did not provide any services to management that were unrelated to executive compensation. In addition, as described in the section entitled “Director Compensation” on page 28, Meridian assists the Nominating and Corporate Governance Committee in the review of our non-employee director compensation program.
After evaluating information presented in accordance with the independence considerations set forth in the rules of the NYSE, the Compensation and Human Capital Committee concluded that Meridian was independent.
HUMAN RESOURCES DEPARTMENT
Our Human Resources Department (“HR”) also works with Meridian to compile benchmarking data (consisting of peer group analysis and supplemental external compensation survey data analysis) and provide recommendations with respect to annual base salary, AIP, and LTIP compensation decisions to the Compensation and Human Capital Committee.
As requested by the Compensation and Human Capital Committee, HR works with Meridian to gather and analyze relevant competitive market data and to identify and evaluate various alternatives for features of our executive compensation program.
ROLE OF CEO IN DETERMINING EXECUTIVE COMPENSATION
Our CEO assists the Compensation and Human Capital Committee by evaluating the performance of our other executive officers and recommending compensation levels based on such performance, experience, and tenure. Our CEO also consults with management regarding recommendations for the Company’s performance goals used in the Company’s AIP and LTIP. In preparing recommendations to the Compensation and Human Capital Committee, our CEO consults benchmarking data and other market surveys from Meridian and HR. Our CEO structures his recommendations to adhere to the principles and objectives described in the section entitled “Philosophy of Our Executive Compensation Program” above.
Our CEO is not involved in, or present during, discussions of the Compensation and Human Capital Committee or Board related to his own compensation.

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COMPENSATION DISCUSSION AND ANALYSIS
USE OF COMPETITIVE MARKET DATA
We believe our executive compensation program should be competitive with the external market for executive talent. For our executive officers, we generally construct external market comparisons by examining peer group proxy statement data and compensation market survey data. We generally target base salary, AIP target, and LTIP opportunity to be within a competitive range of median for similar executive positions in our peer group. Although the elements of our compensation packages are structured with market practice as a guide, the Compensation and Human Capital Committee believes in the importance of retaining flexibility in structuring our compensation programs and adjusting compensation for the evolving business environment.
Annually, the Compensation and Human Capital Committee and Meridian review our peer group to evaluate whether it continues to reflect companies that are similar to us in business, size, and complexity and with which we compete for top executive talent. In selecting our peer group, we:
■Included only publicly-traded U.S. companies and other companies that file periodic reports with the SEC in order to ensure access to data.
■Identified potential peers from the following categories:
■Food distributors;
■Non-food distributors in high-volume/low-margin businesses, such as trading companies and distributors, retail distributors, health care distributors, and technology distributors;
■Food/staples retailers; and
■Food products companies.
■Narrowed the list of potential peers based on comparable revenue and EBITDA margin.
PEER GROUP
The Compensation and Human Capital Committee approved the following peer group of companies for executive pay and program comparison purposes for fiscal year 2024, which was the same peer group that the Company used for fiscal year 2023.
■Arrow Electronics, Inc.
■Avnet, Inc.
■Campbell Soup Company
■CDW Corporation
■Conagra Brands, Inc.
■Genuine Parts Company
■Henry Schein, Inc.
■The Kraft Heinz Company
■Owens & Minor, Inc.
■Performance Food Group
■TD SYNNEX Corporation
■Sysco Corporation
■Tyson Foods, Inc.
■United Natural Foods, Inc.
■WESCO International, Inc.
■W.W. Grainger, Inc.
INTERNAL ANALYSIS IN SETTING COMPENSATION ELEMENTS
With respect to annual base salary, AIP awards, and LTIP awards, the Compensation and Human Capital Committee also considers the internal equity of the compensation awarded by using comparisons within the Company based on, among other factors, role, title, tenure, and relative responsibilities.
CONSIDERATION OF 2024 SAY-ON-PAY VOTE
At our 2024 annual meeting, stockholders continued to show strong support for our executive compensation program, with approximately 94% of the votes cast approving, on an advisory basis, the compensation paid to our NEOs. Taking into account this stockholder feedback, the Compensation and Human Capital Committee determined, that, similar to the prior year, our executive compensation program for fiscal year 2024 continued to emphasize performance and retention-based compensation opportunities designed to incentivize our executive officers to execute our long-range plan and increase long-term stockholder value.

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COMPENSATION DISCUSSION AND ANALYSIS
We value the perspectives of our stockholders. Past and future advisory votes on executive compensation serve as an additional tool to guide the Compensation and Human Capital Committee in evaluating the alignment of the Company’s executive compensation program with the interests of the Company and its stockholders by providing the Committee with important information regarding stockholder priorities and their views on competitive market practice.
OVERVIEW OF 2024 ANNUAL INCENTIVE PLAN DESIGN
Our AIP is designed to offer cash compensation opportunities for eligible associates, including our executive officers, based upon the Company’s annual financial performance. Payments under our AIP are generally made in the first quarter of the fiscal year following the plan year completion. Our executive officers are not eligible to receive an AIP award unless they were employed by the Company at time of payment, subject to the terms of any executive severance agreement.
■Full Year Goals: We continued our practice of setting performance targets based on annual measures.
■Goals to Drive Annual Business Objectives: To focus our executive officers on our strategic and operational priorities, profitable market share growth, optimized gross margins and operational efficiency, the Compensation and Human Capital Committee approved 2024 AIP goals consisting of:
■70% Adjusted EBITDA
■15% Distribution Cost Per Case
■15% IND Market Share
■+/- 10% Multiplier for Safety Performance
In February 2024, the Compensation and Human Capital Committee approved the 2024 AIP design framework, the metrics for the performance goals, the Company’s 2024 performance goals, and annual target awards for our NEOs. The framework for the 2024 AIP for our NEOs was based on the following:

AIP Award	=	Eligible Earnings	X	AIP Target Percentage	X	Business Performance Factor	x	Safety Modifier
■Eligible Earnings equal the NEO’s base salary earnings during the applicable plan year. If an NEO’s salary changed during the year, those changes are reflected in the NEO’s Eligible Earnings for purposes of calculating his target award under the AIP.
■The AIP Target Percentage is the percentage used to determine the NEO’s target award (i.e., the award the NEO would receive if the target level of performance was achieved). The AIP Target Percentage is multiplied by Eligible Earnings to determine the NEO’s target award. Individual AIP Target Percentages are reviewed annually against competitive market data. The Compensation and Human Capital Committee approves AIP Target Percentages for each NEO at the beginning of each plan year.
■The Business Performance Factor is calculated based on the Company’s actual performance against predetermined annual goals for Adjusted EBITDA, Distribution Cost Per Case and IND Market Share. The Business Performance Factor is multiplied by each NEO’s target award.
■The Safety Modifier is calculated based on the Company’s Accident Frequency Rate (AFR) and Injury Frequency Rate (IFR) improvement goals. The Safety Modifier is then multiplied by each NEO’s Business Performance Factor to arrive at the cash bonus award payable to the NEO.
Potential cash bonus awards under the 2024 AIP ranged from 0% to 200% of the NEO’s target award. The Compensation and Human Capital Committee believes that our executive officers’ annual cash bonuses should be based on the Company’s achievement of its performance goals. For this reason, the 2024 AIP did not include any individual performance component. However, the Compensation and Human Capital Committee did retain the ability to use negative discretion to reduce or eliminate an AIP award based on individual performance, though the Compensation and Human Capital Committee did not exercise such discretion during fiscal year 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
OVERVIEW OF 2024 LONG-TERM EQUITY INCENTIVE PLAN AWARDS

LTIP awards are made pursuant to the 2019 Plan which is designed to align our NEOs’ interests with our long-term performance and provide the Company with an important means to recruit, retain, and motivate key personnel. LTIP awards are designed to compensate our NEOs for their long-term commitment to the Company, while motivating sustained increases in our financial performance and stockholder value. Moreover, the LTIP awards create long-term incentive opportunities that are competitive with the opportunities offered by the companies with which we compete for talent.
In fiscal year 2024, based on stockholder feedback, proxy advisor expectations and market practice, we continued our practice of including PRSUs as a significant portion of the total 2024 LTIP mix, with PRSUs and RSUs each representing 50% of the total LTIP mix.

The Compensation and Human Capital Committee set each NEO’s individual LTIP grant date target value based on competitive market data. The number of RSUs and PRSUs underlying the LTIP awards is based on the target value of the LTIP awards and the closing price of our Common Stock on the date of grant. RSUs vest ratably on an annual basis over three years, subject to the NEO’s continued employment through the applicable vesting date. PRSUs fully vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during the three-year performance period ending on the last day of the Company’s 2026 fiscal year, subject to the executive’s continued employment with the Company.
The performance goals set for the 2024 PRSUs are based on a mix of Adjusted EBITDA growth rate and ROIC, with growth targets established for each year in the three-year performance period (2024, 2025, and 2026) at the beginning of the three-year performance period. The ultimate payout and vesting at the end of the three-year performance period will be determined by the simple average of the resulting payout percentages based on each year’s performance against that year’s growth rate. PRSUs are earned at between 0% and 200% of the target award amount based on the achievement of the performance goals at the end of the performance period.
COMPONENTS OF 2024 EXECUTIVE COMPENSATION PROGRAM
For fiscal year 2024, our NEOs’ compensation primarily consisted of a base salary, an AIP award, and LTIP awards.
BASE SALARY
No annual salary increases were provided to our NEOs in fiscal year 2024, other than Mr. Hancock. Mr. Hancock received an increase in base salary of 4.3% based on benchmarking.
The following table shows the annual base salary rates that were in effect for fiscal year 2025, as approved by the Compensation and Human Capital Committee:

Named Executive Officer	Fiscal Year 2024 Base Salary ($)

David E. Flitman	1,300,000
Dirk J. Locascio	725,000
Steven M. Guberman	570,000
William S. Hancock	600,000(1)
John A. Tonnison	620,000
(1)     Mr. Hancock’s base salary was increased from $575,000 to $600,000, effective March 24, 2024.

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COMPENSATION DISCUSSION AND ANALYSIS
FISCAL YEAR 2024 ANNUAL INCENTIVE PLAN AWARDS
Eligible Earnings, the AIP Target Percentages, and AIP Target Awards for our NEOs under our fiscal year 2024 AIP were as follows:

Named Executive Officer	Fiscal Year 2024 Eligible Earnings ($)	AIP Target Percentage (%)	Fiscal Year 2024 AIP Target Award ($)

David E. Flitman	1,300,000	150	1,950,000
Dirk J. Locascio	725,000	100	725,000
Steven M. Guberman	570,000	100	570,000
William S. Hancock(1)	594,231	100	594,231
John A. Tonnison	620,000	90	558,000
(1)Mr. Hancock’s base salary was increased from $575,000 to $600,000, effective March 24, 2024. Eligible earnings reflect his blended salary for fiscal year 2024.

Business Performance Factors and Potential Payouts
In 2024, our AIP performance goals were designed to highlight the Company’s need for continued top line growth and cost control, while also emphasizing operational improvements and share growth that would be critical to the achievement of our long-range plan. Specifically, while maintaining the Adjusted EBITDA and Distribution Cost Per Case metrics, the Compensation and Human Capital Committee added a new metric regarding the company’s share among independent restaurant customers (“IND Market Share”) and a modifier based on safety performance. The threshold, target, and maximum goals and unweighted payout percentages for fiscal year 2024 are set forth in the following table:

Weight	Performance Metric	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)

70%	Adjusted EBITDA(1)	$1.609B	$1.720B	$1.868B
15%	Distribution Cost Per Case(2)	-$0.102	-$0.026	$0.081
15%	2024 IND Market Share(3)	20 bps	60 bps	100 bps
(1)See Appendix A for a reconciliation of this non-GAAP measure.
(2)Improvement to Distribution Cost Per Case as compared to fiscal year end 2023. Negative value for threshold and target amount indicates an increase in Distribution Cost Per Case as compared to fiscal year end 2023, but represents a material improvement in productivity performance that offsets most cost inflation.
(3)bps measured as the increase between the 2024 fourth quarter average IND Market Share and the 2023 fourth quarter average IND Market Share.

Safety Improvement Modifier
The modifier based on the company’s safety improvement was set as follows:

2024 AFR/IFR(1)	2024 AIP Modifier

31% YOY Improvement	+10%
14% YOY Improvement	0%
No YOY Improvement	-10%
(1)     AFR refers to accident frequency rate. IFR refers to injury frequency rate.

42	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Human Capital Committee believes the threshold and target levels of performance represented challenging but attainable performance, while the maximum level represented extremely challenging and exemplary performance. Prior to application of the relative weightings and the safety multiplier, the threshold payout percentage for each goal was 25% and the maximum payout percentage was 200%. After application of the safety multiplier, the threshold payout percentage for the annual plan could be 22.5% and the maximum payout percentage could be 220%.
Fiscal Year 2024 AIP Actual Performance
Based on the Company’s actual performance against the goals described below, the business performance factor for the fiscal year 2024 AIP was determined by the Compensation and Human Capital Committee as follows:

		FISCAL YEAR 2024 AIP			BUSINESS PERFORMANCE FACTOR PAYOUT
WEIGHTING		THRESHOLD (25% Payout)	TARGET (100% Payout)	MAXIMUM (200% Payout)

70%	Adjusted EBITDA(1)		$1.741B Actual ▼		114%

		$1.609B	$1.720B	$1.868B

15%	Distribution Cost Per Case(2)	‘-$0.115 Actual ▼			0.0%

		-$0.102	-$0.026	$0.081

15%	IND Market Share(3)	27 bps Actual ▼
					38%
		20 bps	60 bps	100 bps

		2024 AIP BUSINESS PERFORMANCE FACTOR PAYOUT BEFORE MULTIPLIER			86%
2024 AFR/IFR performance was a 19 percent improvement over 2023, resulting in an AIP modifier of 3.13%.
		2024 AIP BUSINESS PERFORMANCE FACTOR PAYOUT AFTER MULTIPLIER			89%
(1)See Appendix A for a reconciliation of this non-GAAP measure.
(2)Improvement to Distribution Cost Per Case as compared to fiscal year end 2023. Negative value for threshold and target amount indicates an increase in Distribution Cost Per Case as compared to fiscal year end 2023, but represents a material improvement in productivity performance that offsets most cost inflation.
(3)bps measured as the increase between the 2024 fourth quarter average IND Market Share and the 2023 fourth quarter average IND Market Share.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS
FISCAL YEAR 2024 AIP ACTUAL AWARDS
Accordingly, based on the Company’s performance for fiscal year 2024, the fiscal year 2024 AIP awards approved by the Compensation and Human Capital Committee and paid to each NEO in 2025 were as follows:

Named Executive Officer	Fiscal Year 2024 AIP Actual Award ($)

David E. Flitman	1,726,677
Dirk J. Locascio	641,970
Steven M. Guberman	504,721
William S. Hancock	526,265
John A. Tonnison	494,095
FISCAL YEAR 2024 LONG-TERM INCENTIVE PLAN AWARDS
For 2024, the Compensation and Human Capital Committee, wishing to incentivize financial performance, determined that one-half of the grant date LTIP value should be awarded in the form of PRSUs and one-half of the grant date LTIP value should be awarded in the form of RSUs. The Compensation and Human Capital Committee did not approve any additional types of equity awards to our NEOs in connection with the 2024 annual LTIP grant. The aggregate grant date value and the number of RSUs and PRSUs that were awarded to our NEOs under the 2024 LTIP, and the vesting conditions attributable to each of the awards, are as follows:

Named Executive Officer	Fiscal Year 2024 Aggregate Grant Value ($)	Number of RSUs(1) (#)	Number of PRSUs(2) (#)

David E. Flitman	7,215,000	66,880	66,880
Dirk J. Locascio	2,000,000	18,540	18,540
Steven M. Guberman	1,350,000	12,514	12,514
William S. Hancock	1,200,000	11,124	11,124
John A. Tonnison	1,200,000	11,124	11,124
(1)The number of RSUs awarded was calculated by dividing one-half of the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date. The RSUs vest in three equal tranches annually on each anniversary of the grant date, generally subject to the NEO’s continued employment through the applicable vesting date.
(2)The number of PRSUs awarded was calculated by dividing one-half of the grant date value set by the Compensation and Human Capital Committee by the closing price of our Common Stock on the grant date. The PRSUs vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2026 fiscal year, subject to the executive’s continued employment with the Company.

44	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
PERFORMANCE UNDER PRIOR-YEAR PERFORMANCE BASED AWARDS
Fiscal Year 2021 Value Creation Awards
In 2021, the Company granted PRSUs with a four-year performance period that provide the opportunity to earn threshold, target and maximum payout based on stock price / Total Shareholder Return (“TSR”) hurdles maintained for 30 consecutive trading days (the “2021 Value Creation Awards”). During 2024, the threshold hurdle price of $48.04 was met on March 28, 2024 and the Target hurdle price of $59.12 was met on October 23, 2024. Accordingly, the Target amount of 2021 Value Creation Awards vested for each NEO on March 29, 2025 in the following amounts:

Named Executive Officer	2021 Value Creation Awards (Units) Earned at Target

Dirk J. Locascio	25,373
Steven M. Guberman	25,373
William S. Hancock	21,567
John A. Tonnison	25,373

Fiscal Year 2022 Performance-Based Awards
The PRSUs that were granted to our NEOs in 2022 vested in March 2025 at 157.95% based on our achievement of Adjusted EBITDA and Adjusted ROIC growth goals set by the Compensation and Human Capital Committee at the beginning of 2022 for the three-year performance period ended at the end of fiscal 2024.
Based on the Company’s actual annual Adjusted EBITDA growth rate for each fiscal year in the three-year performance period, the vesting percentage for the corresponding tranches of these PRSUs was determined as follows:

	Adjusted EBITDA Growth Rate (70% Weighting)			Payout Percent
Fiscal Year	THRESHOLD (25% Payout)	TARGET (100% Payout)	MAXIMUM (200% Payout)

2022		24.01% Actual ▼		102%

	11.4%	23.7%	36.1%

2023		18.98% Actual ▼
				200%
	6%	12%	18%

2024		10.84% Actual ▼
				171%
	4%	8%	12%

			Weighted Vesting Percentage (70%)	110%

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS
Based on the Company’s actual annual Adjusted ROIC growth for each fiscal year in the three-year performance period, the vesting percentage for the corresponding tranche of these PRSUs was determined as follows:

	Adjusted ROIC Growth Rate (30% Weighting)			Payout Percent
Fiscal Year	THRESHOLD (25% Payout)	TARGET (100% Payout)	MAXIMUM (200% Payout)

2022	+501 bps Actual ▼
76%
	+400 bps	+600 bps	+800 bps

2023		+552 bps Actual ▼
200%
	+100 bps	+200 bps	+300 bps

2024		+240 bps Actual ▼
200%
	+50 bps	+90 bps	+130 bps

			Weighted Vesting Percentage (30%)	48%

Accordingly, based on the Company’s actual Adjusted EBITDA growth rate and Adjusted ROIC growth during the three-year performance period ended at the end of fiscal 2024, the vesting percentage of the PRSUs granted in fiscal 2022 to our NEOs, and which vested on March 28, 2025, was 157.95% of the target shares underlying those awards.

Named Executive Officer	2022 PRSU (Units) Earned at 157.95% of Target

Dirk J. Locascio	21,335
Steven M. Guberman	26,667
William S. Hancock	21,335
John A. Tonnison	21,335

CEO January 2023 PRSUs
In connection with his hiring, Mr. Flitman was granted a PRSU award that vests in two equal tranches of 84,081 each, subject to continued employment, if the following conditions are met: (i) the first tranche would vest on the second anniversary of the grant date, or January 5, 2025, if the share price for the Common Stock equals or exceeds $40 per share on any 30 consecutive days during the period between the date of grant and January 5, 2025; and (ii) the second tranche would vest on the fourth anniversary of the grant date, or January 5, 2027, if the share price for the Common Stock equals or exceeds $55 per share on any 30 consecutive days during the period between the date of grant and January 5, 2027. The performance criteria for the first tranche of PRSUs was satisfied on July 14, 2023 and the award vested January 5, 2025. On September 25, 2024, the performance criteria for the second tranche of PRSUs was satisfied.

46	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SEVERANCE AGREEMENTS
All of our executive officers are employed “at will” and have no defined term of employment with us. Each of our executive officers has an executive severance agreement with the Company which provides additional compensation considerations in the event of (i) termination of the executive’s employment by the Company other than for “cause” or (ii) termination of the executive’s employment by the executive with “good reason.” The executive severance agreements are designed to provide standard protections to both the executive officer and the Company and help us to ensure continuity and aid in recruitment and retention. We believe that the severance benefits are reasonable and appropriate to protect our executive officers against circumstances over which they do not have control.
The key terms of our executive severance agreements include:
■Severance Benefits. In the event of a qualifying termination and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) salary continuation for 18 months (24 months for Mr. Flitman), (4) a fixed bonus equal to 1.5x (2x for Mr. Flitman) the executive’s then-current AIP target award, payable in equal annual installments over 18 months (24 months for Mr. Flitman), and (5) if the executive timely elects to continue health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), a lump-sum payment equal to the aggregate premium cost for COBRA benefit continuation during the severance period. A change in control of the Company, by itself, does not trigger any severance benefits. In the event of a qualifying termination within 18 months following a change in control of the Company, and subject to the execution of a release, severance benefits include: (1) accrued and unpaid base salary through the date of termination, (2) a prorated AIP award for the year of termination, (3) a lump sum payment equal to 24 months (36 months for Mr. Flitman) of the executive’s annual base salary, (4) a fixed bonus equal to 2x (3x for Mr. Flitman) the executive’s then-current AIP target award, and (5) if the executive timely elects to continue health coverage pursuant to COBRA, a lump-sum payment equal to the aggregate premium costs for COBRA benefit continuation during the severance period.
■Restrictive Covenants. Executive officers are subject to certain non-disclosure, non-competition, non-solicitation, and non-interference covenants. Additionally, executive officers must maintain the confidentiality of, and refrain from disclosing or using, our confidential information at all times and our trade secrets for any period of time during which the information remains a trade secret under applicable law.
■Clawback of Severance Benefits. An executive’s severance benefits are subject to “clawback” if he or she violates any of the above restrictive covenants or if a financial restatement results from fraud attributable to the executive. In addition to recovery of severance compensation pursuant to the foregoing, the Company may be entitled to recoup certain incentive compensation from the executive under our Clawback Policy, as described below.
■No Excise Tax Reimbursements or Gross-Ups. Executive officers are not reimbursed for excise taxes in connection with a change in control of the Company. Further, no gross-ups on any severance benefits are provided to executive officers.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS
RETIREMENT BENEFITS AND OTHER COMPENSATION
The only retirement benefits currently provided to our executive officers are (1) those under the US Foods 401(k) Plan (our tax-qualified 401(k) savings plan), which is offered to all eligible associates, and (2) the continued vesting of annual LTIP awards granted beginning in March 2020, provided that the executive has attained age 60 with at least five years of service and the awards have been outstanding for over a year prior to retirement.
Consistent with our pay-for-performance philosophy, we limit executive perquisites. Each of our executive officers receives an annual executive allowance, which is intended to defray expenses such as those for executive physicals, financial and legal planning, and professional organization membership. Certain of our executive officers also receive a monthly cellular phone allowance. We generally do not reimburse our executive officers for taxes related to their annual executive allowance or their other compensation or benefits. In addition to these limited perquisites, the Compensation and Human Capital Committee approved for Mr. Flitman to use private, chartered aircraft for personal commute flights between his home and the Company’s Headquarters (or vice versa). The Compensation and Human Capital Committee and Board believe that additional security is appropriate for the position of CEO. The personal use of aircraft is fully taxable to Mr. Flitman and is not grossed up to cover any personal income tax liability. See the notes to the Summary Compensation Table for a description of the limited perquisites provided to our NEOs.
Timing of Grants of Equity Awards
Our Board and Compensation and Human Capital Committee carefully review any potential material nonpublic information before granting any equity awards, other than awards that we grant on a predetermined schedule. We do not time our equity award grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of equity award grants. We also do not time the release of material nonpublic information based on equity award grant dates.
Our Company has certain practices related to the timing of the grants of awards. Neither the Board nor the Compensation and Human Capital Committee currently takes material nonpublic information into account when determining the timing of equity award grants in order to take advantage of a depressed stock price or an anticipated increase in stock price. Similarly, it is the Company’s practice to not release material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation.
We generally make awards on pre-determined dates. Annual equity awards to eligible employees, including our executives, are typically made on the last Monday of the first fiscal quarter; annual awards to members of our Board are typically made on the day of the annual stockholders’ meeting; and awards to new hires are typically made to eligible employees on the first Monday of the month following date of hire. We do not grant executive bonus awards in the form of stock.
The Company did not grant any stock options, stock appreciation rights or similar option-like instruments in 2024.
CLAWBACK POLICY
In accordance with SEC and NYSE rules, the Compensation and Human Capital Committee adopted a policy for the recovery of erroneously awarded compensation, effective December 1, 2023. Pursuant to the policy, the Company is required to recover or “clawback” any erroneously awarded incentive-based compensation to our executive officers in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to all incentive-based compensation received by an executive officer of the Company during the three completed fiscal years immediately preceding the date that the Company is required to prepare a restatement and after the effective date of the policy.

48	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
STOCK OWNERSHIP POLICY FOR EXECUTIVE OFFICERS
Each of our executive officers is required to satisfy certain stock ownership guidelines. These guidelines have been designed to closely align our executive officers’ financial interests with those of our stockholders. The guidelines require equity holdings with a value of six times base salary for our CEO and three times base salary for our executive officers.
The following forms of Company equity qualify towards the stock ownership guidelines: (i) common stock owned outright, including restricted stock, vested RSUs, and common stock acquired from the exercise of stock options; (ii) common stock held by an executive officer pursuant to the Company’s Employee Stock Purchase Plan; (iii) unvested RSUs and unvested restricted stock; and (iv) the “in the money” value (i.e., the spread between current stock price and exercise price) of vested but unexercised stock options (however, commencing on April 1, 2025, stock options will no longer qualify towards the guidelines). An executive officer’s stock ownership also includes equity owned jointly with, or separately, by the individual’s immediate family member(s) (spouse and/or dependent children) and equity held in trust for the individual’s immediate family member(s).
Executive officers have five years from their hire or promotion date to reach the applicable guideline. If the ownership target has not been met within the required time period, and until the ownership target is reached, an executive officer is required to retain 50% of the net shares acquired upon any future vesting of RSUs and restricted stock and/or the exercise of stock options, after deducting shares used to pay applicable taxes and/or the exercise price.
The Compensation and Human Capital Committee reviews executive stock ownership levels annually for executive officers and ensures compliance where necessary. In evaluating the stock ownership levels of each executive officer, the Company uses the average closing stock price measured over a 30-day period to value stock holdings. The base salary used in the calculation of the stock ownership guidelines is based on the annualized base salary at the time compliance is evaluated.
All of our executive officers were in compliance with (or were on track to be in compliance with) the guidelines at the end of fiscal year 2024. Notably, all of our executive officers would still be in compliance with (or on track to be in compliance with) the guidelines if “in the money” vested, but unexercised stock options were not included in the calculation of such executive officer’s stock ownership as of the end of fiscal year 2024. Effective April 1, 2025 “in the money” vested stock options will be excluded from the calculation.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	49

COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The Compensation and Human Capital Committee reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management of the Company. Based on the review and discussions, the Compensation and Human Capital Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.
Compensation and Human Capital Committee
Cheryl A. Bachelder, Chair
Quentin Roach
David M. Tehle

50	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
FISCAL YEAR 2024 SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation of the NEOs, listed by name and current position below, for fiscal year 2024, as well as fiscal year 2023 and fiscal year 2022, where applicable:

Name and Principal Position	Year	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

David E. Flitman Chief Executive Officer(1)	2024	1,300,000	—	7,215,014	—	1,726,677	—	1,009,016	11,250,707
	2023	1,285,000	3,000,000	23,215,061	—	2,059,939	—	324,257	29,884,257
Dirk J. Locascio Executive Vice President, Chief Financial Officer	2024	725,000	—	2,000,096	—	641,970	—	32,975	3,400,041
	2023	719,231	1,750,000	4,000,031	—	768,216	—	32,600	7,270,078
	2022	656,841	250,000	1,500,072	—	791,465	—	31,000	3,229,378
Steven M. Guberman Executive Vice President, Chief Transformation Officer and Nationally Managed Business	2024	570,000	—	1,350,010	—	504,721	—	40,406	2,465,137
	2023	565,569	—	1,350,022	—	590,549	20,738	32,000	2,558,879
	2022	550,800	—	1,750,032	—	597,522	—	31,775	2,930,129
William S. Hancock Executive Vice President Chief Supply Chain Officer	2024	594,231	—	1,200,058	—	526,265	—	31,933	2,352,487
	2023	575,000	—	1,100,002	—	600,014	—	31,930	2,306,946
	2022	572,115	—	2,000,087	—	620,580	—	24,292	3,217,074
John A. Tonnison Executive Vice President, Chief Information and Digital Officer	2024	620,000		1,200,058	—	494,095	—	26,238	2,340,392
	2023	615,385	—	1,200,066	—	591,566	—	27,200	2,434,217
	2022	600,000	—	2,000,087	—	650,895	—	27,614	3,278,596
(1)Mr. Flitman joined the Company as CEO on January 5, 2023. Mr. Flitman was not an NEO of the Company for fiscal year 2022.
(2)The amount reported in this column for fiscal year 2023 for (i) Mr. Flitman represents the one-time, make-whole cash award in connection with his leadership transition compensation arrangement and (ii) Mr. Locascio represents the one-time, cash retention bonus awarded in recognition of Mr. Locascio’s continued service through the leadership transition. The amount reported in this column for fiscal year 2022 for Mr. Locascio represents a discretionary cash bonus awarded in recognition of outstanding performance.
(3)The amounts reported in these columns represent the grant date fair value of the RSUs and PRSUs granted to the NEOs in each fiscal year. The grant date fair values have been calculated in accordance with the ASC Topic 718. The assumptions made in the valuation reflected in these columns are set forth in the following notes to the Company’s Consolidated Financial Statements:

For Stock and Option Awards Granted in Fiscal Year	Consolidated Financial Statements For the Year Ended	Included with Form 10-K Filed	Note

2024	December 28, 2024	February 13, 2025	16
2023	December 30, 2023	February 15, 2024	16
2022	December 31, 2022	February 16, 2023	16
For PRSUs granted during fiscal year 2024, the Company assumed that these awards would pay out at the targeted number of shares, and the grant date fair values set forth in the Stock Awards column for each NEO reflects this assumption. Assuming maximum performance is achieved, the grant date value of the PRSUs would be as follows:

	Value of PRSUs
Named Executive Officer	At Target ($)	Assuming Maximum Performance ($)

David E. Flitman	3,607,507	7,215,014
Dirk J. Locascio	1,000,048	2,000,096

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

	Value of PRSUs
Named Executive Officer	At Target ($)	Assuming Maximum Performance ($)

Steven M. Guberman	675,005	1,350,010
William S. Hancock	600,029	1,200,058
John A. Tonnison	600,029	1,200,058
The amount reported in this column for fiscal year 2023 for Mr. Flitman includes the one-time, make-whole equity award.
(4)The amounts reported in this column for fiscal year 2024 represent the fiscal year 2024 AIP award payments which were paid in March 2025. For additional information, see the section entitled “Fiscal Year 2024 Annual Incentive Plan Awards” on page 42.
(5)The amount reported in this column for Mr. Guberman represents the actuarial change in the present value of accumulated benefits under the US Foods Consolidated Defined Benefit Retirement Plan maintained by the Company. For 2022, the change for Mr. Guberman was negative $96,326, which accordingly is not reported in this column. These amounts have been determined as of the measurement dates used for financial statement reporting purposes for the applicable fiscal year, and have been calculated using interest rate and mortality assumptions consistent with those used in the Company’s audited financial statements for the applicable fiscal year. For additional information, see section entitled “Pension Benefits” on page 57.
(6)Amounts shown in the All Other Compensation column for fiscal year 2024 are comprised of the following:

Named Executive Officer	Perquisites(a) ($)	401(k) Match ($)	Total ($)

David E. Flitman	995,216	13,800	1,009,016
Dirk J. Locascio	19,175	13,800	32,975
Steven M. Guberman	26,606	13,800	40,406
William S. Hancock	18,500	13,433	31,933
John A. Tonnison	18,500	7,738	26,238
(a)Includes (i) for each NEO an executive allowance, (ii) for Mr. Locascio, miscellaneous expenses and/or reimbursements, (iii) for Mr. Guberman, spousal airfare to a Company event and (iv) for Mr. Flitman, the incremental cost to the Company of the use of private aircraft ($975,196) and an executive allowance.

52	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
FISCAL YEAR 2024 GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding plan-based awards granted to the NEOs during fiscal year 2024:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

David E. Flitman
2024 AIP	—	2/7/2024	487,500	1,950,000	3,900,000
RSUs (2024 LTIP)	3/25/2024	2/7/2024							66,880(4)	3,607,507
PRSUs (2024 LTIP)	3/25/2024	2/7/2024				33,440	66,880	133,760		3,607,507
Dirk J. Locascio
2024 AIP	—	2/7/2024	181,250	725,000	1,450,000
RSUs (2024 LTIP)	3/25/2024	2/7/2024							18,540(4)	1,000,048
PRSUs (2024 LTIP)	3/25/2024	2/7/2024				9,270	18,540	37,080		1,000,048
Steven M. Guberman
2024 AIP	—	2/7/2024	142,500	570,000	1,140,000
RSUs (2024 LTIP)	3/25/2024	2/7/2024							12,514(4)	675,005
PRSUs (2024 LTIP)	3/25/2024	2/7/2024				6,257	12,514	25,028		675,005
William S. Hancock
2024 AIP	—	2/7/2024	148,558	594,231	1,188,462
RSUs (2024 LTIP)	3/25/2024	2/7/2024							11,124(4)	600,029
PRSUs (2024 LTIP)	3/25/2024	2/7/2024				5,562	11,124	22,248		600,029
John A. Tonnison
2024 AIP	—	2/7/2024	139,500	558,000	1,116,000
RSUs (2024 LTIP)	3/25/2024	2/7/2024							11,124(4)	600,029
PRSUs (2024 LTIP)	3/25/2024	2/7/2024				5,562	11,124	22,248		600,029
(1)The amounts reported in these columns represent the threshold, target, and maximum awards payable to the NEOs under our fiscal year 2024 AIP.
(2)These amounts represent the PRSUs granted to the NEOs as LTIP awards under the 2019 Plan, as further discussed in the section entitled “Fiscal Year 2024 Long-Term Incentive Plan Awards” on page 44. The PRSUs vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2026 fiscal year, subject to the executive’s continued employment with the Company.
(3)The amounts reported in this column represent the grant date fair value of each of the equity awards calculated in accordance with ASC Topic 718.
(4)These amounts represent time-based RSUs granted to the NEOs as LTIP awards under the 2019 Plan, as further discussed in the section entitled “Fiscal Year 2024 Long-Term Incentive Plan Awards” on page 44. The RSUs are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company.
DESCRIPTION OF PLAN BASED AWARDS
ANNUAL INCENTIVE PLAN (AIP) AWARDS
Our AIP awards are annual cash incentive award opportunities granted to our executive officers under our fiscal year 2024 AIP for the 2024 period. Target levels for these awards are generally set as a percentage of base salary. Target percentages are reviewed annually against competitive market data.
These awards are cash awards designed to reward executive officers for achieving financial performance goals, which for fiscal year 2024 consisted of annual Adjusted EBITDA and improvement in our Distribution Cost Per Case Independent Market Share, and a Safety Modifier. The performance targets are described in the “Compensation Discussion and Analysis” section under the subheading “Fiscal Year 2024 Annual Incentive Plan Awards” beginning on page 42.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	53

EXECUTIVE COMPENSATION
RESTRICTED STOCK UNITS (RSUs)
RSUs are time-based awards granted to our executive officers under our 2019 Plan. The RSUs generally vest ratably on an annual basis over three years, and an executive’s right to the RSUs is generally subject to continued employment by the Company. If any of the following circumstances arise during the vesting period, however, the RSUs will fully vest: (i) immediately prior to a change in control if the RSUs would not otherwise be continued, converted, assumed or replaced in connection with the transaction; (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the RSUs are continued, converted, assumed or replaced in connection with the transaction; or (iii) immediately upon an executive’s death or permanent disability (with regard to recent grants). In addition, with regard to recent annual grants, in the event of an executive’s retirement during the vesting period (if the retirement is one or more years following the grant date), the RSUs will continue to vest in accordance with the vesting schedule, subject to the executive’s continued compliance with certain covenants. If an executive’s employment is terminated for “cause” or an executive voluntarily resigns (other than the Special Retention Awards described below), the RSUs will be forfeited. The annual RSUs granted in fiscal year 2024 are more fully described in the “Compensation Discussion and Analysis” section under the subheading “Fiscal Year 2024 Long-Term Incentive Plan Awards” beginning on page 44.
PERFORMANCE-BASED RESTRICTED STOCK UNITS (PRSUs)
PRSUs are performance-based awards granted to our executive officers under our 2019 Plan. The PRSUs generally vest to the extent that certain performance goals are achieved during the performance period, and an executive’s right to the PRSUs is generally subject to continued employment by the Company. If any of the following circumstances arise during the performance period, however, the PRSUs will fully vest at the “target” performance level: (i) immediately prior to a change in control if the PRSUs would not otherwise be continued, converted, assumed or replaced in connection with the transaction; or (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the PRSUs are continued, converted, assumed or replaced in connection with the transaction. In the event of an executive’s death, permanent disability, or retirement during the performance period (if the retirement is one or more years following the grant date), the PRSUs will vest proportionately on the vesting date based on both achievement of performance goals and the executive’s period of employment during the performance period. If an executive’s employment is terminated for “cause” or an executive voluntarily resigns, the PRSUs will be forfeited. The PRSUs granted in fiscal year 2024 are more fully described in the “Compensation Discussion and Analysis” section under the subheading “Fiscal Year 2024 Long-Term Incentive Plan Awards” beginning on page 44.
STOCK OPTIONS
No stock options were granted to our executive officers in fiscal year 2024. For stock options granted in prior fiscal years, such stock options have an exercise price equal to the closing stock price on the grant date. The executive’s right to the stock option is generally subject to continued employment by the Company. If any of the following circumstances arise during the vesting period, however, the stock options will fully vest and become exercisable: (i) immediately prior to a change in control if the stock options would not otherwise be continued, converted, assumed or replaced in connection with the transaction; (ii) immediately if the executive’s employment is terminated “without cause” or “for good reason” during the 18 months following a change in control in which the stock options are continued, converted, assumed or replaced in connection with the transaction; or (iii) immediately upon an executive’s death or permanent disability (with regard to recent grants). In addition, with regard to recent grants, in the event of an executive’s retirement during the vesting period (if the retirement is one or more years following the grant date), the stock option will continue to vest in accordance with the vesting schedule, subject to the executive’s continued compliance with certain covenants.
Once vested, stock options can be exercised, but must be exercised before the relevant option expiration date. In the event of an executive’s death or permanent disability, vested stock options remain exercisable for one year (but not beyond the option expiration date). In the event of an executive’s retirement (with regard to recent grants), vested stock options remain exercisable for five years (but not beyond the option expiration date). In the event of an executive’s termination for “cause,” all outstanding vested and unvested stock options are immediately forfeited. In the event of an executive’s termination for any other reason, vested stock options remain exercisable for 90 days (but not beyond the option expiration date).

54	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024
The following table provides information regarding each NEO’s outstanding stock options, RSUs, and PRSUs as of December 28, 2024:

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

David E. Flitman	3/25/2024	—	—	—	—	66,880(2)	4,511,725	66,880(8)	4,511,725
	3/27/2023	—	—	—	—	67,104(3)	4,526,836	100,656(9)	6,790,254
	2/6/2023	—	—	—	—	176,554(4)	11,910,333	—	—
	1/5/2023	—	—	—	—	—	—	168,162(5)	11,344,209
Dirk J. Locascio	3/25/2024	—	—	—	—	18,540(2)	1,250,708	18,540(8)	1,250,708
	3/27/2023	—	—	—	—	55,805(3)	3,764,605	27,902(9)	1,882,269
	3/28/2022	—	—	—	—	4,503(6)	303,772	13,507(10)	911,182
	3/29/2021	—	—	—	—	—	—	12,687(11)	855,865
	3/29/2021	26,825	—	36.95	3/29/2031	—	—	—	—
	3/23/2020	55,252	—	13.29	3/23/2030	—	—	—	—
	3/25/2019	34,651	—	34.56	3/25/2029	—	—	—	—
	3/26/2018	21,863	—	33.56	3/26/2028	—	—	—	—
	6/3/2017	25,101	—	30.39	6/3/2027	—	—	—	—
Steven M. Guberman	3/25/2024	—	—	—	—	12,514(2)	844,194	12,514(8)	844,194
	3/27/2023	—	—	—	—	12,556(3)	847,028	18,834(9)	1,270,542
	3/28/2022	—	—	—	—	5,628(6)	379,665	16,833(10)	1,138,927
	3/29/2021	26,825	—	36.95	3/29/2031	—	—	—	—
	3/29/2021	—	—	—	—	—	—	12,687(11)	855,865
	3/23/2020	85,252	—	13.29	3/23/2030	—	—	—	—
	3/25/2019	34,651	—	34.56	3/25/2029	—	—	—	—
	3/26/2018	25,721	—	33.56	3/26/2028	—	—	—	—
	6/03/2017	33,468	—	30.39	6/03/2027	—	—	—	—
	6/23/2016	64,409	—	23.18	6/23/2026	—	—	—	—

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

William S. Hancock	3/25/2024	—	—	—	—	11,124(2)	750,425	11,124(8)	750,425
	3/27/2023	—	—	—	—	10,231(3)	690,183	15,346(9)	1,035,241
	6/06/2022	—	—	—	—	15,305(7)	1,032,475	—	—
	3/28/2022	—	—	—	—	4,503(6)	303,722	13,507(10)	911,182
	3/29/2021	22,801	—	36.95	3/29/2031	—	—	—	—
	3/29/2021	—	—	—	—	—	—	10,784(11)	727,489
John A. Tonnison	3/25/2024					11,124(2)	750,425	11,124(8)	750,425
	3/27/2023	—	—	—	—	11,162(3)	752,989	16,742(9)	1,129,415
	6/06/2022	—	—	—	—	15,305(7)	1,032,475	—	—
	3/28/2022	—	—	—	—	4,503(6)	303,772	13,507(10)	911,182
	8/2/2021	2,9534	—	33.57	8/2/2031		—	—	—
	7/12/2021	—	—	—	—	—	—	12,687(11)	855,865
(1)The aggregate market values reported in these columns are calculated by multiplying the unvested shares by $68.17, the closing price of a share of our Common Stock as reported on the NYSE on December 27, 2024, the last trading day of fiscal year 2024.
(2)One third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 28, 2024, this award had three remaining vesting dates (March 24, 2025, March 24, 2026 and March 24, 2027). One third of this RSU award vested on March 24, 2025.
(3)One third of these RSU awards are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 28, 2024, these awards had two remaining vesting dates (March 27, 2025, and March 27, 2026). For Mr. Locascio, the award amount includes RSUs granted as part of the Company’s 2023 LTIP grants, as well as a special grant of time-based RSUs granted to the NEOs under the 2019 Plan.
(4)One third of this RSU award is scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 28, 2024, this award had two remaining vesting dates (February 6, 2025, and February 6, 2026). One third of this RSU award vested on February 6, 2025.
(5)This PRSU award vests in two equal tranches of 84,081 each if the following conditions are met: (i) the first tranche of 84,081 shares will vest on the second anniversary of the grant date, or January 5, 2025, if the share price for the Common Stock equals or exceeds $40 per share on any 30 consecutive days during the period between the date of grant and January 5, 2025; and (ii) the second tranche of 84,081 shares will vest on the fourth anniversary of the grant date, or January 5, 2027, if the share price for the Common Stock equals or exceeds $55 per share on any 30 consecutive days during the period between the date of grant and January 5, 2027. The performance criteria for the first tranche of PRSUs was satisfied on July 14, 2023, and the performance criteria for the second tranche of PRSUs was satisfied on September 25, 2024.
(6)One third of these RSU awards are scheduled to vest in three equal tranches annually on each anniversary of the grant date, subject to the executive’s continued employment with the Company through the applicable vesting date. As of December 28, 2024, these awards had one remaining vesting date (March 28, 2025). The final tranche this RSU award vested on March 28, 2025.
(7)These RSU awards vested on March 31, 2025.
(8)These PRSU awards are scheduled to vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2026 fiscal year, subject to the executive’s continued employment with the Company through the vesting date. The amounts reported for each PRSU award have been determined based on achieving the target value of performance.
(9)These PRSU awards are scheduled to vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2025 fiscal year, subject to the executive’s continued employment with the Company through the vesting date. The amounts reported for each PRSU award have been determined based on achieving the target value of performance.
(10)These PRSU awards are scheduled to vest on the third anniversary of the grant date if, and only to the extent that, certain performance goals are achieved during a three-year performance period ending on the last day of the Company’s 2024 fiscal year, subject to the executive’s continued employment with the Company through the vesting date. The amounts reported for each PRSU award have been determined based on achieving the target value of performance. These PRSU awards vested on March 28, 2025 and were paid out at 157.95% of the target amount.
(11)These PRSU awards represent the Value Creation Awards granted to the NEOs in 2021, which are scheduled to vest at the end of a four-year performance period, based on achievement of certain performance goals, subject to the executive’s continued employment with the Company through the applicable vesting date. The amounts reported for each Value Creation Award has been determined based on achieving the target value of performance. These awards vested on March 29, 2025 and were paid out at the target level.

56	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
FISCAL YEAR 2024 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the exercise of stock options and the vesting of stock awards for each of the NEOs during fiscal year 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

David E. Flitman	—	—	121,829	5,955,534
Dirk J. Locascio	10,000	446,600	52,219	2,833,047
Steven M. Guberman	—	—	31,722	1,715,364
William S. Hancock	—	—	28,757	1,554,726
John A. Tonnison	—	—	35,317	1,908,817
(1)The amount reported in this column was calculated by multiplying the number of shares acquired on exercise by the difference between the closing price per share of our Common Stock on the date of exercise and the exercise price of the stock option.
(2)The amount reported in this column was calculated by multiplying the number of shares of our Common Stock that vested by the closing price per share of our Common Stock on the vesting date.
PENSION BENEFITS
US FOODS CONSOLIDATED DEFINED BENEFIT RETIREMENT PLAN
Mr. Guberman was our only NEO entitled to benefits payable under our defined benefit (pension) plan. Mr. Guberman previously accrued benefits under the US Foods, Inc. Defined Benefit Pension Plan and the Alliant Foodservice, Inc. Pension Plan, both of which were consolidated into the US Foods Consolidated Defined Benefit Retirement Plan. His pension benefits were paid out as part of a plan termination project completed in 2024.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables provide information regarding potential payments by the Company to each of the NEOs in various termination and change in control scenarios. The amounts reported in the tables assume that the triggering event took place on December 27, 2024 (the last business day of fiscal year 2024), and that any Company equity is continued, converted, assumed, or replaced in connection with a change in control transactions. These amounts are merely estimates based on compensation, benefit, and equity levels for each executive in effect on that date. The tables report only amounts that are increased, accelerated, or otherwise payable to the NEO as a result of the applicable termination or change in control scenario, and have not been adjusted to reflect any excise tax under Sections 280G and 4999 of the Internal Revenue Code that may be assessed on the payments and/or benefits (nor reduced to cause the payments and/or benefits not to be subject to excise tax). The tables also exclude any amounts that are generally available to all salaried associates and do not discriminate in favor of the NEOs. We are not able to determine the actual amounts that would be payable to an NEO unless and until an actual termination scenario occurs. For additional information, see the section entitled “Executive Severance Agreements” beginning on page 47.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	57

EXECUTIVE COMPENSATION
DAVID E. FLITMAN
CHIEF EXECUTIVE OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$8,226,678	$11,700,000	—	—	$8,226,678	$11,700,000	$1,726,678	—
Long-term Equity Incentives(3)	—	$37,922,976	—	—	$17,551,357	$37,922,976	$31,038,022	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$608,000	—
Health and Welfare Benefits Continuation(5)	$33,676	$33,676	—	—	$33,676	$33,676	—	—
TOTAL	$8,260,354	$49,656,652	—	—	$25,811,711	$49,656,652	$33,372,700	—
DIRK J. LOCASCIO
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,816,970	$3,625,000	—	—	$2,816,970	$3,625,000	$641,970	—
Long-term Equity Incentives(3)	—	$12,786,571	—	—	$1,283,747	$12,786,571	$11,550,829	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$1,352,000	—
Health and Welfare Benefits Continuation(5)	$34,737	$46,316	—	—	$34,737	$46,316	—	—
TOTAL	$2,851,707	$16,457,887	—	—	$4,135,454	$16,457,887	$13,544,799	—
STEVEN M. GUBERMAN
EXECUTIVE VICE PRESIDENT, CHIEF TRANSFORMATION OFFICER AND NATIONALLY MANAGED BUSINESS

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,214,721	$2,850,000	—	—	$2,214,721	$2,850,000	$504,721	—
Long-term Equity Incentives(3)	—	$8,747,876	—	—	$1,283,747	$8,747,876	$8,361,552	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$632,000	—
Health and Welfare Benefits Continuation(5)	$23,530	$31,373	—	—	$23,530	$31,373	—	—
TOTAL	$2,238,251	$11,629,249	—	—	$3,521,998	$11,629,249	$9,498,274	—

58	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
WILLIAM S. HANCOCK
EXECUTIVE VICE PRESIDENT, CHIEF SUPPLY CHAIN OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,326,266	$3,000,000	—	—	$2,326,266	$3,000,000	$526,266	—
Long-term Equity Incentives(3)	—	$8,383,524	—	—	$1,091,182	$8,383,524	$7,996,016	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$2,072,000	—
Health and Welfare Benefits Continuation(5)	$33,177	$44,236	—	—	$33,177	$44,236	—	—
TOTAL	$2,359,443	$11,427,760	—	—	$3,450,625	$11,427,760	$10,594,281	—
JOHN A. TONNISON
EXECUTIVE VICE PRESIDENT, CHIEF INFORMATION AND DIGITAL OFFICER

	Voluntary Termination			Involuntary Termination
Payments and Benefits Payable Upon Termination	Good Reason	Change in Control and Good Reason	Retirement or Without Good Reason(1)	For Cause	Not For Cause	Change in Control and Not For Cause	Permanent Disability or Death	Change in Control (without termination)

Cash Compensation(2)	$2,261,096	$2,914,000	—	—	$2,261,096	$2,914,000	$494,096	—
Long-term Equity Incentives(3)	—	$9,054,009	—	—	$1,283,747	$9,054,009	$8,664,491	—
Benefits
LTD Insurance Payment(4)	—	—	—	—	—	—	$1,000,000	—
Health and Welfare Benefits Continuation(5)	$10,813	$14,417	—	—	$10,813	$14,417	—	—
TOTAL	$2,271,909	$11,982,426	—	—	$3,555,656	$11,982,426	$10,158,587	—
(1)Retirement is treated the same as a voluntary termination by the NEO without good reason under the terms of our executive severance agreements. For equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, outstanding time-based equity awards will continue to vest in accordance with the vesting schedule set forth in the applicable award agreement in the event of the NEO’s “retirement,” subject to continued compliance with his restrictive covenant agreements with the Company (including, without limitation, non-competition and non-solicitation agreements), provided that the awards will not continue to vest if the NEO retired on or prior to the one-year anniversary of the grant date. As of the assumed date of termination, none of the NEOs met the criteria for “retirement” (which is attainment of 60 years of age and a minimum of five (5) years of service), and no amounts have been included in the tables with respect to the continued vesting of these awards due to a qualifying retirement.
(2)In the event of a termination by the NEO for “good reason” or a termination by the Company without “cause,” cash compensation was calculated as follows:
a.18 months of base salary (24 months for Mr. Flitman) as in effect immediately before the termination or, if following a change in control, 24 months of base salary (36 months for Mr. Flitman) as in effect immediately before the termination;
b.the NEO’s AIP award for the year in which the termination occurs, prorated to the date of termination and based on actual performance, or, if following a change in control, based on the NEO’s then current target percentage; and
c.an amount equal to the NEO’s then-current AIP target award multiplied by 1.5 (2.0 for Mr. Flitman) or, if following a change in control, an amount equal to the NEO’s then-current AIP target award multiplied by 2.0 (3.0 for Mr. Flitman).
In the event of the NEO’s permanent disability or death, the NEO would receive AIP accrued at the time of such event, based on actual results for the time of such NEOs service. Consistent with prior years, we have calculated the amounts shown in the tables above based on actual AIP results for the full year without pro ration, and have assumed that the NEO’s current base salary and AIP Target Percentage were in effect for the entirety of fiscal year 2024.
(3)The amounts reported represent the aggregate value of long-term equity incentive awards that would vest under the specified termination scenario based on the closing price of a share of our Common Stock on December 27, 2024, and assume that any Company equity is continued, converted, assumed, or replaced in connection with a change in control transaction. Under the terms of our annual equity award agreements, upon the NEO’s termination by the Company without “cause” or resignation by the NEO for “good reason,” in either case within the 18-month period immediately following the change in control, all RSUs will fully vest (with any PRSUs vesting at the “target” performance level) and all outstanding stock options will fully vest and become exercisable. Effective for equity awards granted on or after March 23, 2020, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, all RSUs will fully

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	59

EXECUTIVE COMPENSATION
vest and all time-based, unvested stock options will fully vest and become exercisable for one (1) year thereafter (but in no event beyond the options’ normal expiration date). In the event of the NEO’s permanent disability or death, PRSUs will vest proportionately on the vesting date based on both achievement of performance goals and the executive’s period of employment during the performance period. For the Value Creation Awards granted in 2021, under the terms of the applicable award agreement, in the event of the NEO’s permanent disability or death, the awards vest based on achievement of the performance goals through the termination date which would have resulted in no payout as of December 28, 2024.
For the RSUs granted in 2022 and 2023 as Special Retention Awards, these special RSU awards will fully vest immediately if an executive is terminated “without cause” during the vesting period.
(4)The amounts reported include cash payments that the NEO would receive under our enhanced Long-Term Disability insurance program. Under the enhanced program, the benefit is increased from 60% of monthly earnings, subject to a maximum monthly benefit of $12,000, to 66 2/3% of monthly earnings, subject to a maximum monthly benefit of $20,000. Accordingly, the amounts reported in this row reflect the difference between the maximum benefits under the standard and enhanced Long-Term Disability insurance programs ($8,000) multiplied by the number of months until the NEO’s retirement age under the Social Security Act.
(5)These amounts represent the estimated cost of the continuation of medical and dental coverage through COBRA for the NEO and his covered dependents for 18 months (or 24 months, in the case of Mr. Flitman) or, if following a change in control, for 24 months. Although each NEO is also entitled to certain career transition and outplacement services and access to certain office and administrative services for a period not to exceed 12 months following the termination, we have not included an amount attributable to these services as their value is not reasonably ascertainable.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our CEO to the annual total compensation of the Company’s median employee. To determine this pay ratio, we took the following steps:
■Identification of Median Employee: As permitted by SEC rules, we elected to use the same median employee for fiscal year 2024 as we used for fiscal year 2023. Since the date used to select the median employee, there have been no changes in the Company’s employee population or compensation arrangements that we believe would significantly impact the pay ratio disclosure. The consistently applied compensation measure that we used to identify our median employee was fiscal year 2023 salary and wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for all employees, excluding our CEO and the individuals noted below, who were employed by us on December 16, 2023. We annualized the compensation data for all of our full-time employees, which included 5,904 employees who were hired during fiscal year 2023 but did not work for us for the entire fiscal year. We did not annualize the compensation for temporary or seasonal workers, and we did not include contractors in our calculations of the median employee. As permitted by SEC rules, we excluded approximately 800 employees who joined the Company as a result of the Company’s acquisitions of Renzi Bros. and Saladino’s.
■Calculation of Median Employee Annual Compensation: We have aggregated all of the elements of the median employee’s compensation for fiscal year 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $93,410. The difference between the median employee’s salary and wages (the consistently applied compensation measure used to identify the median employee) and the median employee’s annual total compensation represents the estimated annual value of the employee’s health and welfare benefits (estimated for the employee and his or her eligible dependents at $10,881), employer matching contributions under our 401(k) plan of $0, a telecommunications allowance of $300, and a cash bonus under the Company’s AIP in the amount of $12,895.
■Calculation of CEO Annual Compensation: We used the amount reported for fiscal 2024 in the Total column of the Summary Compensation Table above and added the estimated annual value of his health and welfare benefits (estimated for him and his eligible dependents at $11,612).
The annual total compensation of our median employee was $93,410. For fiscal year 2024, our CEO’s annualized compensation was $11,262,319 and the resulting CEO pay ratio was 121 to 1.

60	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
The following table provides information regarding compensation paid to the Company’s chief executive officers and other NEOs along with the cumulative TSR of the Company and a peer group index, the Company’s Net Income, and the Company’s Adjusted EBITDA which is considered the most important financial measure used by the Company to link compensation actually paid to the Company’s NEOs to Company performance. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the section entitled “Compensation Discussion and Analysis”, beginning on page 32.

	Summary Compensation Table Total Compensation for CEO Flitman ($)	Compensation Actually Paid to CEO Flitman ($)(1)	Summary Compensation Table Total Compensation for CEO Iacobucci ($)	Compensation Actually Paid to CEO Iacobucci ($)	Summary Compensation Table Total Compensation for CEO Satriano ($)	Compensation Actually Paid to CEO Satriano ($)	Average Summary Compensation Table Total Compensation for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(2)	Value of Initial Fixed $100 Investment(3) Based on:		(Stated in millions)
Year									Cumulative TSR (Company) ($)	Cumulative TSR (Peer Group ($)	Net Income (Loss) ($)	Adjusted EBITDA ($)(4)

2024	11,250,707	27,971,943	N/A	N/A	N/A	N/A	2,639,514	6,808,032	161.34	188.59	494	1,741
2023	29,884,257	34,791,429	4,628,234	(4,062,524)	N/A	N/A	3,642,530	5,122,362	110.10	141.72	506	1,559
2022	N/A	N/A	4,848,233	4,838,268	12,853,892	(5,566,000)	3,163,794	3,069,797	81.45	124.38	265	1,057
2021	N/A	N/A	N/A	N/A	13,744,942	14,264,225	3,429,976	3,478,342	83.39	140.67	164	1,057
2020	N/A	N/A	N/A	N/A	5,655,097	12,372,465	1,948,663	3,672,637	79.75	114.19	(226)	648
(1)The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules and shown in the table below.
(2)For 2024, reflects compensation information for our NEOs, other than any person serving as CEO, as outlined in the section entitled “Compensation Discussion and Analysis”, beginning on page 32. For 2023, reflects the compensation information for Mr. Flitman, Mr. Locascio, Mr. Hancock, and Mr. Guberman. For 2022, reflects compensation information for Mr. Locascio, Mr. Tonnison, Mr. Hancock, and Mr. Guberman. For 2021 and 2020, reflects compensation information for Mr. Locascio, Mr. Iacobucci, Mr. Guberman, and Jay A. Kvasnicka, Executive Vice President, Field Operations.
(3)Cumulative TSR assumes an initial investment of $100 as of the market open on December 31, 2019 (the beginning of fiscal year 2020) for the Company’s Common Stock as well as the common stock of companies in our peer group as measured by the S&P 500 Consumer Staples Distribution & Retail. For 2020, the measurement period was one year; for 2021, the measurement period was two years; for 2022, the measurement period was three years; for 2023, the measurement period was four years; and for 2024 the measurement period is five years.
(4)See Appendix A for a reconciliation of Adjusted EBITDA.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	61

PAY VERSUS PERFORMANCE
To calculate the compensation actually paid amounts in the table above, the following table shows the respective adjustments to the amounts reported in the Summary Compensation Table (“SCT”):

	FY2024		FY2023			FY2022			FY2021
Adjustments	CEO Flitman ($)	Other NEOs Average ($)	CEO Flitman ($)	CEO Iacobucci ($)	Other NEOs Average ($)	CEO Satriano ($)	CEO Iacobucci ($)	Other NEOs Average ($)	CEO Satriano ($)	Other NEOs Average ($)

Total from SCT	11,250,707	2,639,514	29,884,257	4,628,234	3,642,530	12,853,892	4,848,233	3,163,794	13,744,942	3,429,976
Adjustments for defined benefit and actuarial plans
Minus: Pension value reported in SCT	—	—	—	—	(5,185)	—	—	—	—	—
Plus: Pension value attributable to service in current year and any change in pension value attributable to plan amendments made in the current year	—	—	—	—	—	—	—	—	—	—
Impact of adjustments for defined benefit and actuarial plans	—	—	—	—	(5,185)	—	—	—	—	—
Adjustments for stock and options awards
Minus: SCT Amounts	(7,215,014)	(1,437,556)	(23,215,061)	(4,250,051)	1,912,530	(6,000,054)	(2,500,079)	1,812,570	(11,420,007)	(2,355,888)
Plus: Value of equity granted during fiscal year, unvested as of end of fiscal year	9,497,737	1,892,376	28,122,232	—	2,508,055	—	2,636,266	1,910,758	10,059,039	1,976,990
Plus/Minus: Change in fair value of equity outstanding at beginning and end of fiscal year(1)	14,015,234	3,345,672	—	—	820,125	—	(79,323)	(294,818)	834,895	199,197
Plus/Minus: Change in value for awards vested in fiscal year	423,279	368,025	—	62,302	69,367	937,314	233,171	102,632	1,045,356	228,066
Minus: Forfeited awards in fiscal year	—	—	—	(4,503,009)	—	(13,357,152)	—	—	—	—
Impact of adjustments for stock and option awards	16,721,236	4,168,518	4,907,171	(8,690,758)	1,485,016	(18,419,892)	(9,965)	(93,997)	519,283	48,366
Compensation Actually Paid (As calculated)	27,971,943	6,808,032	34,791,429	(4,062,524)	5,122,362	(5,566,000)	4,838,268	3,069,797	14,264,225	3,478,342
(1)Calculation methodology is in accordance with SEC guidance: Black-Scholes was used for stock option valuation with values ranging from $1.34 - $33.09 and Monte Carlo simulation used for certain performance-based restricted stock units.
FINANCIAL PERFORMANCE MEASURES
The following table identifies the most important financial performance measures used by the Compensation and Human Capital Committee to link the “compensation actually paid” to our CEOs and other NEOs in fiscal year 2024 to company performance.

Financial Performance Measures
Adjusted EBITDA
Distribution Cost Per Case
Return on Invested Capital (ROIC)
IND Market Share
For additional details regarding our most important financial performance measures, see the sections entitled “Compensation Discussion and Analysis — Overview of 2024 Annual Incentive Plan Design” and “Compensation Discussion and Analysis — Overview of 2024 Long-Term Equity Incentive Plan Awards, beginning on pages 40 and 41, respectively.

62	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
RELATIONSHIP BETWEEN PAY AND FINANCIAL PERFORMANCE
As described in more detail in the “Compensation Discussion and Analysis” section, beginning on page 32, our executive compensation program reflects a pay-for-performance philosophy. The below graphical illustrations demonstrate the relationship between compensation actually paid to our NEOs over the last three fiscal years as compared to Net Income, Adjusted EBITDA, and cumulative TSR over the last five fiscal years. In addition, the last chart includes a comparison of our cumulative TSR in comparison to the cumulative TSR of our peer group.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	63

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte has acted as our independent registered public accounting firm since 2006 and has been appointed by the Audit Committee to audit our financial statements for fiscal year 2025. Representatives from Deloitte are expected to be present at the Annual Meeting, with the opportunity to make statements if they wish to do so, and are expected to be available to respond to appropriate questions.
Although we are not required to seek stockholder ratification of the appointment of the independent registered public accounting firm, the Board believes it is a sound corporate governance practice. If the appointment of Deloitte is not ratified at the Annual Meeting, the fiscal year 2025 appointment will remain unchanged, but the Audit Committee will consider the outcome of the vote on this proposal in determining whether it will appoint Deloitte as the independent registered public accounting firm for fiscal year 2026.

The Board of Directors and its Audit Committee Unanimously Recommends a VOTE “FOR” this Proposal

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
Before the Company engages Deloitte to provide any audit or non-audit services, each engagement is submitted to the Audit Committee for its approval. The Audit Committee has adopted a policy concerning approval of audit and non-audit services proposed to be provided by the independent registered public accounting firm to the Company. The policy requires that all services, including audit services and permissible audit-related, tax, and non-audit services, proposed to be provided by the independent registered public accounting firm to the Company be pre-approved by the Audit Committee. The Audit Committee has also adopted procedures authorizing the Chair of the Audit Committee to pre-approve interim requests for services under a specified dollar threshold, provided that the pre-approval is reviewed with the full Audit Committee at its next meeting. The pre-approval policy was in effect for services to be performed by Deloitte with respect to fiscal year 2024.
FEES PAID TO DELOITTE
The following table sets forth the aggregate fees billed by Deloitte for audit services rendered in connection with consolidated financial statements and reports for fiscal year 2024 and fiscal year 2023 and for audit-related, tax, and other services rendered during fiscal year 2024 and fiscal year 2023 for the Company and its subsidiaries (all of which were pre-approved by the Audit Committee), as well as applicable out-of-pocket costs incurred in connection with the services:

Fee Category	2024	2023

Audit Fees(1)	$3,987,139	$3,991,546
Audit-Related Fees(2)	$180,000	$281,427
Tax Fees(3)	$511,068	$228,629
All Other Fees(4)	$—	$99,971
TOTAL FEES:	$4,678,207	$4,601,573
(1)Includes the aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and the quarterly reviews of its consolidated financial statements. The fees are for services that are normally provided in connection with statutory or regulatory filings or engagements.
(2)Includes the aggregate fees for professional services rendered in connection with the Company’s SEC filings (exclusive of those noted in footnote 1 above) and other research and consultation services, including due diligence related to mergers and acquisitions.
(3)Includes the aggregate fees for professional services rendered for tax compliance, consultation, and planning.
(4)Consists of the aggregate fees for all services other than those described above, including consulting work related to operational compliance with regulations.

64	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

AUDIT COMMITTEE REPORT
The Audit Committee of the Board consists solely of independent Directors, as defined by the NYSE listing standards and Section 10A of the Exchange Act and SEC rules thereunder, and it operates under a written charter adopted by the Board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis, a copy of which can be found in the Investors section of our website, www.USFoods.com. Information contained on our website is not incorporated by reference in this proxy statement or considered to be part of this document, and our internet address is included in this document as an inactive textual reference only. The Board has determined that all members of the Audit Committee are audit committee financial experts within the meaning of SEC regulations.
In assisting the Board in overseeing and monitoring the quality and integrity of the Company’s financial statements, the Audit Committee:
1.Reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 28, 2024 (the “Audited Financial Statements”) and the report on internal control over financial reporting with management;
2.Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
3.Received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and discussed with Deloitte its independence from the Company and management.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024.
Audit Committee
Marla Gottschalk, Chair
Carl Andrew Pforzheimer
Quentin Roach

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	65

PROPOSAL 4
STOCKHOLDER PROPOSAL - ADOPT A RIGHT TO CALL A SPECIAL STOCKHOLDER MEETING AT A 15% AGGREGATE OWNERSHIP THRESHOLD
The following stockholder proposal has been submitted by The Accountability Board (“TAB”), the owner of at least $15,000 in market value of the Company’s stock. The proposal, including the caption and supporting statement submitted by the proponent, are set forth below and will be voted on at the Annual Meeting upon proper presentation by TAB. We have printed the text of TAB’s proposal, including the caption, graphic and supporting statement, exactly as it was submitted to us:

RESOLVED: Shareholders ask the Board to take the steps necessary to amend the governing documents to give shareholders with an aggregate of at least 15% of outstanding common stock the power to call special meetings of shareholders.
DEAR FELLOW SHAREHOLDERS:
Shareholders’ right to call a special meeting is essential for their ability to effectively engage management and is a widely supported aspect of good corporate governance.
As the Council of Institutional Investors’ Principles on Corporate Governance state, “Shareowners should have the right to call special meetings.”
Glass Lewis says it “strongly supports the right of shareholders to call special meetings.”
 And Institutional Shareholder Services (ISS) has reported: “In terms of day-to-day governance, shareholders may lack an important right, the ability to remove directors or initiate a shareholder resolution without having to wait for the next scheduled meeting, if they are unable to act at a special meeting of their calling. Shareholders could also be powerless to respond to a beneficial offer if the bidder cannot call a special meeting. The inability to call a special meeting and the resulting insulation of management could adversely affect corporate performance and shareholder returns.”
Major institutional investors support the right, too.
For example, BlackRock says “shareholders should have the opportunity to raise issues of substantial importance without having to wait for management to schedule a meeting” and, accordingly “should have the right to call a special meeting.”

66	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

PROPOSAL 4

Yet US Foods doesn’t provide the right.[1]
While the need to actually call special shareholder meetings is rare, the right of shareholders to call them provides a critical accountability tool. And when they are necessary, they enable shareholders to address matters that shouldn’t be delayed until the annual meeting. Because they can involve substantial resources, a sufficient threshold percentage of shareholders should be required to call a special meeting, to guard against a small number abusing the right for their own interests rather than for those shared by the majority of shareholders.
In this case, we believe a 15% ownership threshold would be appropriate and provide shareholders a meaningful right to request a special meeting while mitigating the risk of corporate resources being wasted to serve narrow interests of a few minority shareholders.
Such a threshold is widely supported:
BlackRock supports “a minimum of 15%” threshold. Vanguard supports establishing this right, “as long as the ownership threshold is not below 10%.” ISS supports proposals to establish this right, and says its preference is a 10% threshold. And Glass Lewis generally favors a 10-15% threshold.
Based on the foregoing, we believe support for this request is in the best interest of our company and its shareholders. Thank you.
_____________
1 It also doesn’t provide shareholders the right to act by written consent—though even if it did, as BlackRock says, that’s “not a sufficient alternative to the right to call a special meeting.”

STATEMENT BY THE BOARD REGARDING THE STOCKHOLDER PROPOSAL
The proposal concerns the ability of stockholders to call a special meeting, but as stated in further detail below, the proposal is advisory in nature and not on its own sufficient to implement any change in stockholder rights.
The Board is committed to maintaining strong corporate governance practices and recognizes that some stockholders and institutional investor groups favor allowing stockholders to call special meetings, often at higher minimum percentages than that in the proposal, while others do not. Therefore, the Board makes no recommendation with respect to the proposal at this time and has determined to use this proposal as an opportunity to understand the views of stockholders with respect to these topics.
The Board will carefully evaluate the voting results, together with additional stockholder input received in the course of the company’s stockholder engagement program, in determining the appropriate course of action. Based on that, further feedback from our ongoing engagement with stockholders over the remainder of 2025 and, most importantly, the Board’s understanding of what is in the best interests of all of the company’s stockholders, the Board will make a decision as to what to recommend going forward.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

The following table sets forth information as of March 25, 2025, the Record Date, unless otherwise indicated in the footnotes below, with respect to the beneficial ownership of our Common Stock by: (i) each individual or entity known to us to own beneficially more than 5% of our capital stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of our directors and executive officers as a group. For each applicable beneficial owner, percent ownership has been computed based on a total of 230,517,399 shares of our Common Stock outstanding as of March 25, 2025.
The amounts and percentages of shares of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of the security. A person is also deemed a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be acquired this way are deemed to be outstanding for purposes of computing a person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities to which that person has no economic interest.
Except as otherwise indicated in the footnotes to the following table, each of the beneficial owners listed below has, to our knowledge, sole voting and investment power for the indicated shares of our capital stock. Unless otherwise noted, the address of each beneficial owner listed below is c/o US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018.

	Shares Of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (#)	Percent (%)

The Vanguard Group, Inc.(1) 100 Vanguard Boulevard, Malvern, PA 19355	24,301,555	10.5
FMR LLC(2) 245 Summer Street, Boston, MA 02210	22,721,460	9.9
Blackrock, Inc.(3) 50 Hudson Yards, New York, NY 10001	19,418,472	8.4
Boston Partners(4) One Beacon Street, 30th FL, Boston, MA 02108	11,879,866	5.2
Directors and Named Executive Officers(5)
Cheryl A. Bachelder	36,839	*
David W. Bullock	4,500	*
David E. Flitman	387,728	*
Marla Gottschalk	11,972	*
Steven M. Guberman	131,121	*
Sunil Gupta	24,866	*
William S. Hancock	109,808	*
Dirk J. Locascio	121,764	*

68	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS

	Shares Of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number (#)	Percent (%)

Carl Andrew Pforzheimer	38,913	*
Quentin Roach	11,972	*
David M. Tehle	34,711	*
John A. Tonnison	115,332	*
Ann E. Ziegler	30,622	*
All directors and executive officers as a group (17 people)(5)	1,298,168	0.6
*Less than 1%.
(1)Based solely on information as of November 29, 2024, in Amendment No. 7 to Schedule 13G, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”) on December 6, 2024. As of November 29, 2024, Vanguard reported having sole voting power over no shares of our Common Stock, shared voting power over 88,108 shares of our Common Stock, sole dispositive power over 23,939,282 shares of our Common Stock, and shared dispositive power over 362,273 shares of our Common Stock.
(2)Based solely on information as of December 29, 2023 in Amendment No. 10 to Schedule 13G, filed with the SEC by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2024. As of December 29, 2023, FMR reported having sole voting power over 19,336,649 shares of our Common Stock and FMR and Abigail P. Johnson reported having sole dispositive power over 22,721,460 shares of our Common Stock.
(3)Based solely on information as of December 31, 2023 in Schedule 13G, filed with the SEC by Blackrock, Inc. (“Blackrock”) on January 26, 2024. As of December 31, 2023, Blackrock reported having sole voting power over 18,820,971 shares of our Common Stock and sole dispositive power over 19,418,472 shares of our Common Stock.
(4)Based solely on information as of December 31, 2024 in Amendment No. 4 to Schedule 13G, filed with the SEC by Boston Partners on February 14, 2025. As of December 31, 2024, Boston Partners reported having sole voting power over 9,472,579 shares of our Common Stock and sole dispositive power over 11,879,866 shares of our Common Stock.
(5)Includes shares of our Common Stock subject to stock options that are or may become exercisable within 60 days of March 25, 2025 and shares underlying RSUs that are scheduled to vest within 60 days of March 25, 2025:

Name	Stock Options (#)	Unvested RSUs (#)

Cheryl A. Bachelder	—	3,179
David W. Bullock	—	—
David E. Flitman	—	55,845
Marla Gottschalk	—	3,179
Steven M. Guberman	270,326	16,077
Sunil Gupta	—	3,179
William S. Hancock	22,801	28,631
Dirk J. Locascio	163,692	38,585
Carl Andrew Pforzheimer	—	3,179
Quentin Roach	—	3,179
David M. Tehle	2,436	3,179
John A. Tonnison	29,534	29,097
Ann E. Ziegler	—	3,179
All directors and executive officers as a group (17 people)	637,978	228,101

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND EXECUTIVE OFFICERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires officers, directors and persons who beneficially own more than 10% of the Company’s shares to file reports of ownership on Form 3 and reports of changes in ownership on Forms 4 or 5 with the SEC. The reporting officers, directors, and 10% stockholders are also required by SEC rules to furnish the company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports, the company believes that all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with during fiscal year 2024.

70	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Why did you provide me this Proxy Statement?
We provided you this Proxy Statement because you were a holder of our Common Stock as of the March 25, 2025 (the “Record Date”), and the Board is soliciting your proxy to vote your stock at the Annual Meeting. As permitted by SEC rules, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our registered and beneficial stockholders beginning on or about April 8, 2025. The Notice explains how to access the Proxy Statement and 2024 Annual Report and how to vote. If you have received a Notice by mail, you will not receive a printed copy of the Proxy Statement or fiscal year 2024 Annual Report in the mail, unless you request them. To request a printed copy of our proxy materials, you should follow the instructions included in the Notice.
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board has designated Dirk J. Locascio and Martha Ha as the Company’s proxies for the Annual Meeting.
What will I be voting on?
At the Annual Meeting, the holders of our Common Stock will be asked to vote on:

		Our Board’s Recommendation	More Information

Proposal 1	The election of eight director nominees to the Board	“FOR” EACH DIRECTOR NOMINEE	Page 8
Proposal 2	The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “Say-on-Pay” proposal)	“FOR”	Page 31
Proposal 3	The ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025	“FOR”	Page 64
Proposal 4	Stockholder proposal to adopt a right to call a special stockholder meeting at a 15% aggregate ownership threshold	NO RECOMMENDATION	Page 66
Who is entitled to vote on these matters?
You are entitled to vote at the Annual Meeting if you owned shares of our Common Stock as of the close of business on the Record Date. On the Record Date, 230,517,399 shares of our Common Stock were outstanding and eligible to be voted. Each share of Common Stock owned as of the close of business on the Record Date is entitled to one vote on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote.
How many shares of Common Stock must be present to hold the Annual Meeting?
Business may not be conducted at the Annual Meeting unless a quorum is present. Under our Bylaws, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting shall constitute a quorum. If there are not sufficient shares present or represented by proxy at the Annual Meeting to constitute a quorum for approval of any matter to be voted upon, the Annual Meeting may be adjourned to permit further solicitation of proxies in order to achieve a quorum. Abstentions or withheld votes and broker non-votes are counted as shares present and entitled to vote for purpose of determining whether a quorum is present.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	71

ABOUT THE ANNUAL MEETING
How many votes do I have?
Each record holder of our Common Stock will have the right to cast one vote for each share of Common Stock he or she owns on each matter that is properly brought before the Annual Meeting and on which our common stockholders are entitled to vote. As of the Record Date, there were 230,517,399 shares of Common Stock outstanding.
What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1: The election of eight director nominees to the Board
Each director nominee must receive more votes cast “FOR” his or her election than votes cast “AGAINST” his or her election.

If an incumbent director nominee fails to be elected, he or she will promptly tender resignation to the Board. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. The Board will act on the resignation and publicly announce its decision and rationale within 120 days after the date the election results were certified.
		An abstention has no effect on the outcome of the proposal.	Broker non-votes have no effect on the outcome of this proposal.

Proposal 2: The approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement (commonly known as a “say-on-pay” proposal)	Votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.	An abstention has no effect on the outcome of the proposal.	Broker non-votes have no effect on the outcome of this proposal.

Proposal 3: The ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2025	Votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.	An abstention has no effect on the outcome of the proposal.	Broker non-votes are not expected and will have no effect on the outcome of this proposal.

Proposal 4: Stockholder proposal to adopt a right to call a special meeting at a 15% aggregate ownership threshold	Votes cast “FOR” the proposal must exceed the votes cast “AGAINST” the proposal.	An abstention has no effect on the outcome of the proposal.	Broker non-votes have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES, “FOR” THE SAY-ON-PAY PROPOSAL, “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AND MAKES NO RECOMMENDATION WITH RESPECT TO THE STOCKHOLDER PROPOSAL.

72	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Why are you conducting a virtual-only Annual Meeting?
We are conducting this year’s Annual Meeting entirely in a virtual-only meeting format, which provides our stockholders with expanded access to the Annual Meeting by providing an accessible platform for stockholders who would not otherwise be able to attend the meeting in-person.
How do I participate in the virtual Annual Meeting?
We are holding the Annual Meeting in a virtual-only meeting format, and you will not be able to attend the Annual Meeting at a physical location. To participate in the virtual Annual Meeting, login at www.virtualshareholdermeeting.com/USFD2025 and enter the 16-digit control number included on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If your shares are in “street name” (as defined below), instructions should be provided on the voting instruction card provided by your broker, bank, or other nominee. Contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number to gain access to the virtual meeting.
Who is allowed to attend the Annual Meeting?
You are entitled to participate in the virtual Annual Meeting if you were a stockholder of record as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy as soon as possible so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.
If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote during the meeting.
How can I request technical assistance during the Annual Meeting?
The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Central Daylight Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test the computer audio system. We encourage you to log in prior to the meeting start time. Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the audio webcast of the meeting. If you encounter technical difficulties accessing the audio webcast, please follow the instructions on the pre-meeting message listed on the website.
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.
May I ask questions at the virtual Annual Meeting?
Yes. We expect that all of our directors and executive officers, as well as representatives of our independent registered public accounting firm, Deloitte, will attend the virtual Annual Meeting and be available to answer appropriate questions. We will provide our stockholders the opportunity to ask questions and make statements about a proposal during the formal business of the meeting. Questions and comments of a general nature will be held until after the conclusion of the formal business of the Annual Meeting. Instructions for submitting questions and making statements will be posted on the virtual meeting website. This live question and answer session will be conducted in accordance with the Rules of Conduct for the Annual Meeting. These Rules of Conduct will be posted to the virtual meeting platform on the day of the Annual Meeting, and may include certain requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have an opportunity to ask questions. Out of consideration for other stockholders, we request that stockholders limit questions and comments to one and time to two minutes or less.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	73

ABOUT THE ANNUAL MEETING
Who is soliciting proxies for the Annual Meeting with this Proxy Statement?
The Board is soliciting proxies for the Annual Meeting. We will pay the costs of this solicitation. We have retained Georgeson LLC (“Georgeson”) to assist with the solicitation of proxies for the Annual Meeting for a fee of approximately $20,000, plus routine out-of-pocket expenses. Proxies may be solicited in person, through the mail, or by telephone, email, or other electronic means by our directors, officers, and employees without additional compensation. We will also reimburse brokers, nominees, and fiduciaries for their costs in sending proxy materials to holders of our common stock.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC), the Company’s transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares.
If a broker, bank or other nominee holds shares of Common Stock for your benefit and the shares are not in your name on the transfer agent’s records, then you are considered the “beneficial owner” of those shares, which is sometimes also referred to as being held in “street name”.
How do I vote by proxy before the Annual Meeting?
If your shares are held directly in your own name, and you received a Notice of Internet Availability of Proxy Materials, you may vote your shares over the internet at www.proxyvote.com or by telephone by dialing 1-800-690-6903. To vote over the internet or by telephone, you will need your unique 16-digit control number, which is included on the Notice. You may also vote your shares by mail by completing, signing, and dating the proxy card
If your shares are held in “street name”, you should vote your shares by following the instructions from your broker, bank or other nominee. If you have not heard from the broker, bank or other nominee who holds your Company stock, please contact them as soon as possible.
What shares are included on a proxy or voting instruction card?
Each proxy or voting instruction card represents the shares held by you as of the close of business on the Record Date. You may receive more than one proxy or voting instruction card if you hold your shares in multiple accounts, or if some of your shares are registered directly in your name with the Company’s transfer agent and some of your shares are held in “street name” through a broker, bank, or other nominee. Please vote the shares on each proxy card or voting instruction card to ensure that all of your shares are counted at the Annual Meeting.
What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?
Properly executed proxy cards received by our Corporate Secretary before the close of voting at the Annual Meeting will be voted according to the directions provided. If a properly executed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board. “FOR” the election of all eight director nominees, “FOR” the approval of the Company’s “Say-On-Pay” proposal, “FOR” the ratification of the appointment of Deloitte as independent auditor and “ABSTAIN” with respect to the Stockholder Proposal.
Will my shares held in “street name” be voted if I don’t provide instructions?
Under NYSE rules, if your shares are held in “street name” and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

74	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

ABOUT THE ANNUAL MEETING
Proposals 1 (election of directors), 2 (approval of the compensation of our named executive officers) and 4 (stockholder proposal) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.
I have shares registered in my name, and also have shares in a brokerage account. How do I vote these shares?
Shares that you hold in “street name” are not included in the total number of shares set forth on your proxy card. Your broker, bank or other nominee will send you instructions on how to vote those shares.
How can I vote at the virtual Annual Meeting?
Stockholders of record may vote their shares electronically at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/USFD2025.
If you hold your shares in “street name”, you must follow the voting instructions provided by your brokerage firm, bank, or other nominee to vote your shares at the virtual Annual Meeting.
Even if you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as soon as possible by internet, telephone, or mail prior to the Annual Meeting.
Can I change my vote or revoke my proxy?
If your shares are registered directly in your name, you may change your vote or revoke your proxy by:
■Delivering written notice to the Corporate Secretary that is received on or before 11:59 p.m. (Eastern Daylight Time) on May 21, 2025;
■Submitting a later dated proxy over the Internet or by telephone in accordance with the instructions in the Notice or the proxy card; or
■Voting your shares electronically during the Annual Meeting.
If your shares are held in “street name”, you should contact your broker, bank, or other nominee to change your vote or revoke your proxy.
Who counts the votes?
A representative of Broadridge Financial Solutions, Inc., the Company’s independent tabulating agent, will count the votes and serve as the independent inspector of election at the Annual Meeting.
What is the deadline for voting?
The deadline for voting by telephone or electronically is 11:59 p.m. (Eastern Daylight Time) on May 21, 2025. If you attend the virtual Annual Meeting, you may vote your shares electronically during the meeting.
What happens if the Annual Meeting is adjourned?
Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our Common Stock at the adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.
Where can I find the results of the Annual Meeting?
We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website, https://ir.usfoods.com/investors.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	75

ABOUT THE ANNUAL MEETING
How Can I Inspect a List of Stockholders Entitled to Vote at the Meeting?
Stockholders wishing to inspect the list of registered stockholders of the Company as of the Record Date should send an e-mail to generalcounsel@usfoods.com. Please include (i) your name and (ii) if you hold your shares through a broker, bank or other intermediary, an image of your stock ownership statement. Upon verification of your status as a stockholder, you will be provided access to view and inspect the list of registered stockholders as of the Record Date. Stockholders will not be able to download or print the list.
Whom do I contact if I have questions about the Annual Meeting?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Stockholders, Banks, and Brokers:
Call Toll-Free: 866-889-2033

76	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

OTHER MATTERS
OTHER BUSINESS
We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares of our Common Stock they represent according to their judgment.
ABOUT HOUSEHOLDING
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or you may notify us if you are a stockholder of record. Stockholders of record may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Stockholders who hold their shares in “street name” should contact their broker, bank, or other nominee regarding combined mailings.
STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Proposals for Business for Inclusion in Next Year’s Proxy Statement (Rule 14a-8 Stockholder Proposals): If you intend to present a proposal to be included in the proxy statement and form of proxy relating to our 2026 annual meeting of stockholders under Rule 14a-8 under the Exchange Act, we must receive the proposal at our principal executive offices not later than the close of business on December 9, 2025. The proposal must comply with the SEC rules regarding eligibility for inclusion in our proxy statement, and should be addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: General Counsel and Corporate Secretary. We will not be required to include in our proxy statement or form of proxy a stockholder proposal that we receive after that date or that otherwise fails to meet the requirements for stockholder proposals established by the SEC rules.
Advance Notice Provisions for Item of business or Director Nominee: If you intend to present a proposal for other business or a nomination for election to the Board at our 2026 annual meeting of stockholders (other than any such proposal included in our proxy statement and form of proxy under Rule 14a-8 under the Exchange Act), you must comply with the notice requirements set forth in our Bylaws and such business must be a proper matter for stockholder action. The notice, among other requirements, must contain the information required by our Bylaws, and should be in proper written notice and addressed to: US Foods Holding Corp., 9399 W. Higgins Road, Suite 100, Rosemont, IL 60018, Attention: General Counsel and Corporate Secretary, no earlier than January 22, 2026, and no later than the close of business on February 21, 2026. If the date of the 2026 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days after May 22, 2026, written notice must be delivered after the close of business on the 120th day prior to the meeting, but before the close of business on the later of the 90th day prior to the meeting or the 10th day after we first publicly announce the date of the meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	77

APPENDIX A
NON-GAAP FINANCIAL MEASURES
In this Proxy Statement, we discuss Adjusted EBITDA, Adjusted Diluted EPS, Net Debt and Net Leverage Ratio, all of which are Non-GAAP financial measures. Set forth below is a methodology for determining, and our rationale for using, these measures.

Metric	Definition	Rationale for Use

Adjusted Gross Profit	Adjusted Gross profit (Non-GAAP) is calculated as Gross profit (GAAP) less the LIFO reserve adjustment.
We use Adjusted Gross profit as a supplemental measures to GAAP measures to focus on period-over-period changes in our business and believe this information is helpful to investors. Adjusted Gross profit is Gross profit adjusted to remove the impact of the LIFO inventory reserve adjustments.

Adjusted EBITDA	EBITDA is defined as net income, plus interest expense – net, income tax provision (benefit), and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for: (1) restructuring costs and asset impairment charges; (2) shared-based compensation expense; (3) the non-cash impact of last-in, first-out (LIFO) reserve adjustments; (4) loss on extinguishment of debt; (5) business transformation costs; and (6) other gains, losses, or costs as specified in the agreements governing our indebtedness.	We believe Adjusted EBITDA provides meaningful supplemental information about our operating performance because it excludes amounts that we do not consider part of our core operating results when assessing our performance. Adjusted EBITDA is used in connection with certain covenants and restricted activities under the agreements governing our indebtedness. We also believe that the presentation of Adjusted EBITDA is useful to investors because it may be used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in our industry.

Adjusted Diluted EPS	Adjusted Diluted EPS is calculated as Adjusted net income divided by weighted average diluted shares outstanding (non-GAAP).	We believe the presentation of Adjusted Diluted EPS is useful to investors because the measurement excludes amounts that we do not consider part of our core operating results when assessing our performance and it may be used by securities analysts, investors, and other interested parties in their evaluation of the operating performance of companies in our industry.

Net Debt and Net Leverage Ratio	Net Debt is defined as total debt net of total Cash, cash equivalents and restricted cash remaining on the balance sheet as of the end of the most recent fiscal quarter. The Net Leverage Ratio is calculated by dividing Net Debt by Adjusted EBITDA.	We use Net Debt as a supplemental measure to GAAP measures to review the liquidity of our operations. We believe that Net Debt is a useful financial metric to assess our ability to pursue business opportunities and investments. We believe that the Net Leverage Ratio is useful to investors because it may be used by securities analysts, investors, and other interested parties in their evaluation of the relative capital structures of companies in our industry.

We caution readers that these definitions may not be the same as similar measures used by other companies. Not all companies and analysts calculate these measures in the same manner. We compensate for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures.
About Forward-Looking Non-GAAP Information
The company is not providing a reconciliation of certain forward-looking non-GAAP financial measures, including Adjusted EBITDA CAGR and margin and Adjusted Diluted EPS CAGR, because the Company is unable to predict with reasonable certainty the financial impact of certain significant items, including restructuring activity and asset impairment charges, share-based compensation expenses, non-cash impacts of LIFO reserve adjustments, losses on extinguishments of debt, business transformation costs, other gains and losses, business acquisition and integration related costs and planned divestiture costs and diluted earnings per share. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the applicable periods. For the same reasons, the company is unable to address the significance of the unavailable information, which could be material to future results.

A-1	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

APPENDIX A
US FOODS HOLDING CORP. NON-GAAP RECONCILIATION (UNAUDITED)

	For the 52 weeks ended
	Consolidated US Foods
($ in millions, except share and per share data)	December 28, 2024	December 30, 2023	December 31, 2022	January 1, 2022	January 2, 2021

Net income (GAAP)	$494	$506	$265	$164	$(226)
Interest expense—net	315	324	255	213	238
Income tax provision	150	172	96	50	(68)
Depreciation expense	384	349	327	323	343
Amortization expense	54	46	45	55	79
EBITDA (Non-GAAP)	$1,397	$1,397	$988	$805	$366
Adjustments:
Restructuring activity and asset impairment charges(1)	25	14	12	11	39
Share-based compensation expense(2)	63	56	45	48	40
LIFO reserve adjustments(3)	61	(1)	147	165	25
Loss on extinguishment of debt(4)	10	21	—	23	—
Recognition of net actuarial loss for pension settlement(5)	124	—	—	—	—
Business transformation costs(6)	39	28	52	22	22
COVID-19 bad debt benefit(7)	—	—	—	(15)	47
COVID-19 other related expenses(8)	—	—	—	3	13
Business acquisition, integration related costs, divestitures and other(9)	22	44	66	(5)	46
Adjusted EBITDA (Non-GAAP)	$1,741	$1,559	$1,310	$1,057	$648
Diluted EPS (GAAP)	$2.02	$2.02	$1.01	$0.54	$(1.15)
Restructuring activity and asset impairment charges(1)	0.10	0.06	0.05	0.04	0.18
Share-based compensation expense(2)	0.26	0.22	0.18	0.19	0.18
LIFO reserve adjustments(3)	0.25	—	0.59	0.66	0.11
Loss on extinguishment of debt(4)	0.04	0.08	—	0.09	—
Recognition of net actuarial loss for pension settlement(5)	0.51	—	—	—	—
Business transformation costs(6)	0.16	0.11	0.21	0.09	0.10
COVID-19 bad debt benefit(7)	—	—	—	(0.06)	0.21
COVID-19 other related expenses(8)	—	—	—	0.01	0.06
Business acquisition, integration related costs, divestitures and other(9)	0.09	0.18	0.26	(0.02)	0.21
Income tax (benefit) provision, as adjusted(10)	(0.28)	(0.04)	(0.16)	0.01	0.09
Adjusted Diluted EPS (Non-GAAP)(11)	$3.15	$2.63	$2.14	$1.55	$0.22
Weighted-average diluted shares outstanding (Non-GAAP)(12)	244,113,626	249,984,664	251,231,662	249,886,068	219,838,120

US FOODS HOLDING CORP. | 2025 PROXY STATEMENT	A-2

APPENDIX A

	For the 52 weeks ended
	Consolidated US Foods
($ in millions, except share and per share data)	December 28, 2024	December 30, 2023	December 31, 2022	January 1, 2022	January 2, 2021

Gross profit (GAAP)	1,666	1,590	5,492	4,655	3,719
LIFO reserve adjustment(3)	(7)	(43)	147	165	25
Adjusted Gross profit (Non-GAAP)	$1,659	$1,547	$5,639	$4,820	$3,794
(1)Consists primarily of severance and related costs, organizational realignment costs and asset impairment charges. For fiscal year 2022, also consists of the write-off of old leases ROU asset and lease liability of $9 million associated with entering into new lease agreements for four distribution facilities.
(2)Share-based compensation expense for expected vesting of stock awards and employee stock purchase plan.
(3)Represents the impact of LIFO reserve adjustments.
(4)Includes early redemption premium and the write-off of certain pre-existing debt issuance costs.
(5)Recognition of net actuarial loss for pension settlement represents non-recurring expense for the termination of certain defined benefit plans.
(6)Transformational costs represent non-recurring expenses prior to formal launch of strategic projects with anticipated long-term benefits to the Company. These costs generally relate to third party consulting and non-capitalizable construction or technology. For the 52 weeks ended December 28, 2024, business transformation costs related to projects associated with information technology infrastructure initiatives and related workforce efficiencies. For the 52 weeks ended December 30, 2023, business transformation costs related to projects associated with information technology infrastructure initiatives. For the 52 weeks ended December 31, 2022, business transformation costs consisted of new facility openings, supply chain strategy improvements, and information technology infrastructure initiatives. For the 52 weeks ended January 1, 2022, business transformation costs consisted of costs related to significant process and systems redesign across multiple functions.
(7)Includes the changes in the reserve for doubtful accounts expense reflecting the collection risk associated with our customer base as a result of the COVID-19 pandemic.
(8)Includes COVID-19 related costs that we are permitted to add back under certain agreements governing our indebtedness.
(9)Includes: (i) aggregate acquisition, integration related costs and planned divestiture costs of $22 million and $41 million for the 52 weeks ended December 28, 2024 and December 30, 2023, respectively; (ii) CEO sign on bonus of $3 million for the 52 weeks ended December 30, 2023; (iii) contested proxy and related legal and consulting costs of $21 million for the 52 weeks ended December 31, 2022 and favorable legal settlement recoveries of $29 million for the 52 weeks ended January 1, 2022; (iv) CEO severance of $5 million for the 52 weeks ended December 31, 2022 and (v) other gains, losses or costs that we are permitted to addback for purposes of calculating Adjusted EBITDA under certain agreements governing our indebtedness.
(10)Represents our income tax provision adjusted for the tax effect of pre-tax items excluded from Adjusted Net income and the removal of applicable discrete tax items. Applicable discrete tax items include changes in tax laws or rates, changes related to prior year unrecognized tax benefits, discrete changes in valuation allowances, and excess tax benefits associated with share-based compensation. The tax effect of pre-tax items excluded from Adjusted Net income is computed using a statutory tax rate after taking into account the impact of permanent differences and valuation allowances.
(11)Adjusted Diluted EPS is calculated as Adjusted Net income divided by weighted average diluted shares outstanding (Non-GAAP).
(12)For purposes of the Adjusted Diluted EPS calculation (Non-GAAP), when the Company has Net income (GAAP), weighted average diluted shares outstanding (Non-GAAP) is used and assumes conversion of the Series A convertible preferred stock, and, when the Company has Net loss (GAAP) and assumed conversion of the Series A convertible preferred stock would be antidilutive, weighted-average diluted shares outstanding (GAAP) is used.
Net Debt and Net Leverage Ratios

($ in millions, except ratios)	December 28, 2024	December 30, 2023	December 31, 2022	January 1, 2022	January 2, 2021

Total Debt (GAAP)	$4,928	$4,674	$4,854	$5,011	$5,748
Cash, cash equivalents and restricted cash	$(59)	$(269)	$(211)	$(148)	$(828)
Net Debt (Non-GAAP)	$4,869	$4,405	$4,643	$4,863	$4,920
Adjusted EBITDA(1)	$1,741	$1,559	$1,310	$1,057	$648
Net Leverage Ratio(2)	2.8	2.8	4.6	4.6	7.6
(1)Trailing Twelve Months (“TTM”) Adjusted EBITDA
(2)Net Debt/TTM Adjusted EBITDA

A-3	US FOODS HOLDING CORP. | 2025 PROXY STATEMENT

US FOODS HOLDING CORP.
9399 WEST HIGGINS ROAD
SUITE 100
ROSEMONT, IL 60018

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 P.M. Eastern Time on May 21, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/USFD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions by 11:59 P.M. Eastern Time on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V65644-P24642

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

US FOODS HOLDING CORP.

The Board of Directors recommends you vote "FOR" each of the nominees listed in Proposal 1 and "FOR" Proposals 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Cheryl A. Bachelder	☐	☐	☐
1b. David W. Bullock	☐	☐	☐
1c. David E. Flitman	☐	☐	☐
1d. Marla Gottschalk	☐	☐	☐
1e. Carl Andrew Pforzheimer	☐	☐	☐
1f. Quentin Roach	☐	☐	☐
1g. David M. Tehle	☐	☐	☐
1h. Ann E. Ziegler	☐	☐	☐

The Board of Directors has no recommendation with respect to Proposal 4.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V65645-P24642

PROXY
US FOODS HOLDING CORP.
ANNUAL MEETING OF STOCKHOLDERS
MAY 22, 2025 AT 8:00 AM (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of 2025 Annual Meeting of Stockholders and Proxy Statement with respect to the 2025 Annual Meeting of Stockholders of US Foods Holding Corp. (the "Company") to be held at 8:00 AM (CDT) on May 22, 2025, via the Internet at www.virtualshareholdermeeting.com/USFD2025. The undersigned hereby appoints Dirk J. Locascio and Martha Ha, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy, all the shares of common stock of the Company which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before such meeting or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" PROPOSALS 2 AND 3, AND "ABSTAIN" FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side